Moody National REIT II, Inc. 8-K

Exhibit 10.11

SPRINGHILL SUITES BY MARRIOTT

RELICENSING FRANCHISE AGREEMENT

FRANCHISOR:	MARRIOTT INTERNATIONAL, INC.

FRANCHISEE:	MOODY NATIONAL YALE-SEATTLE MT, LLC

LOCATION:	1800 YALE AVENUE, SEATTLE, WA 98101

DATE: MAY 24, 2016

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9.2	Counseling and Advisory Services	9

10.	SYSTEM AND STANDARDS; FRANCHISEE ASSOCIATION	9

10.1	Compliance with System and Standards	9
10.2	Modification of the System and Standards	9
10.3	Franchisee Association	10

11.	PROPRIETARY MARKS AND INTELLECTUAL PROPERTY	10

11.1	Franchisor’s Representations Concerning the Proprietary Marks	10
11.2	Franchisee’s Use of Intellectual Property and the System	10
11.3	Franchisee’s Use of Other Marks	12
11.4	Websites and Domain Names	12

12.	CONFIDENTIAL INFORMATION; DATA PROTECTION LAWS	12

12.1	Confidential Information	12
12.2	Data Protection Laws	13

13.	ACCOUNTING AND REPORTS; TAXES	13

13.1	Accounting	13
13.2	Books, Records and Accounts	13
13.3	Accounting Statements	13
13.4	Franchisor Examination and Audit of Hotel Records	14
13.5	Taxes	14

14.	INDEMNIFICATION	15

15.	INSURANCE	15

15.1	Insurance Required	15
15.2	Other Requirements	16

16.	FINANCING OF THE HOTEL	16

17.	TRANSFERS	16

17.1	Franchisee’s Transfer Rights	16
17.2	Transfers Not Requiring Notice or Consent	16
17.3	Transfers Requiring Notice but Not Consent	17
17.4	Transfers Requiring Notice and Consent	18
17.5	Proposed Transfer to Competitor and Right of First Refusal	19
17.6	Restricted Persons	20
17.7	Transfers by Franchisor	20

18.	PROSPECTUS REVIEW	20

18.1	Franchisor’s Review of Prospectus	20
18.2	Exemption from Review	21

19.	DEFAULT AND TERMINATION	21

19.1	Immediate Termination	21
19.2	Default with Opportunity to Cure	22
19.3	Suspension of Reservation System	23
19.4	Damages	23

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20.	POST-TERMINATION	24

20.1	Franchisee Obligations	24
20.2	Franchisor’s Rights on Expiration or Termination	25

21.	CONDEMNATION AND CASUALTY	25

21.1	Condemnation	25
21.2	Casualty	26

22.	COMPLIANCE WITH APPLICABLE LAW; LEGAL ACTIONS	26

22.1	Compliance with Applicable Law	26
22.2	Notice of Legal Actions	26

23.	RELATIONSHIP OF PARTIES	26

24.	GOVERNING LAW; INTERIM RELIEF; COSTS OF ENFORCEMENT; WAIVERS	27

24.1	Governing Law and Jurisdiction	27
24.2	Equitable Relief	27
24.3	Costs of Enforcement	27
24.4	WAIVER OF PUNITIVE DAMAGES	27
24.5	WAIVER OF JURY TRIAL	27

25.	NOTICES	27

26.	REPRESENTATIONS AND WARRANTIES	28

26.1	Existence; Authorization; Ownership; Other Representations	28
26.2	Additional Franchisee Acknowledgments and Representations	28

27.	MISCELLANEOUS	29

27.1	Counterparts	29
27.2	Construction and Interpretation	29
27.3	Reasonable Business Judgment	30
27.4	Consents and Approvals	30
27.5	Waiver	31
27.6	Entire Agreement	31
27.7	Amendments	31
27.8	Survival	31

EXHIBIT A KEY TERMS		A-1

EXHIBIT B DEFINITIONS		B-1

EXHIBIT C CHANGE OF OWNERSHIP		C-1

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RELICENSING FRANCHISE AGREEMENT

This Agreement between Franchisor and Franchisee is executed and becomes effective on the Effective Date.

RECITALS

A.           Franchisor owns the System and Franchisee has requested a license to use the System to operate the Hotel as a System Hotel at the Approved Location.

B.            Franchisor has agreed to grant a license to Franchisee subject to the terms of this Agreement.

C.            Guarantor will provide the Guaranty.

NOW, THEREFORE, in consideration of the promises in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Franchisor and Franchisee agree as follows:

1.            LICENSE

1.1          Limited Grant. Franchisor grants to Franchisee a limited, non-exclusive license to use the Proprietary Marks and the System to operate the Hotel as a System Hotel at the Approved Location under the terms of this Agreement.

1.2          Franchisor’s Reserved Rights.

A.          Development Activities. Franchisee agrees that Franchisor and its Affiliates reserve the right to conduct Development Activities at any location, other than the Approved Location, without notice to Franchisee, subject to Item 9 of Exhibit A. Franchisee covenants not to do anything that may interfere with Franchisor’s and its Affiliates’ exercise of such right to conduct Development Activities.

B.          Territorial Rights. Franchisee agrees that it is not entitled to any territorial rights or exclusivity, except as stated in Item 9 of Exhibit A.

C.          Use of the System. Franchisee acknowledges that Franchisor and its Affiliates will allow other Franchisor Lodging Facilities to use various parts of the System and may allow other lodging facilities to use various parts of the System under affiliation or marketing agreements.

2.            TERM

2.1          Term. The term of this Agreement is stated in Item 4 of Exhibit A (the “Term”).

2.2          Not Renewable. This Agreement expires on the last day of the Term, and the rights granted under it are not renewable and Franchisee has no expectation of any right to extend the Term.

3.            FEES, CHARGES AND COSTS

3.1          Application Fee; Expansion Fee. Franchisee has paid Franchisor the non-refundable application fee stated in Item 10 of Exhibit A. If Franchisor approves an increase in the number of Guestrooms in the Hotel under Section 4.1, Franchisee will pay an expansion fee equal to the then-current per-Guestroom charge for calculating the application fee for System Hotels, multiplied by the number of additional Guestrooms.

3.2          Franchise Fees. Beginning on the Opening Date, Franchisee will pay Franchisor for each month an amount equal to the percentage of Gross Room Sales stated in Item 11 of Exhibit A for such month (the “Franchise Fees”). Franchisee will not offer complimentary or reduced-price Guestrooms or food and beverage to benefit any other business at or outside of the Hotel.

3.3          Franchisor Travel Costs. If Franchisor requests, Franchisee will reimburse Franchisor for all Travel Costs for individuals designated by Franchisor to provide training, inspections or services for the Hotel, including counseling and advisory services, which will not exceed the amounts permissible under Franchisor’s corporate travel policies. If the Hotel is not in a sold-out position, Franchisee will provide complimentary lodging at the Hotel to such individuals while they are providing such training, inspections, or services, and to Franchisor’s representatives or independent auditors while conducting audits.

3.4          Other Fees, Charges and Costs. Franchisee will pay the fees, charges and costs in the following Sections: Section 4.4 (Design Process); Sections 6.2 and 6.3 (Marketing Fund and Additional Marketing Programs); Section 7 (Electronic Systems); Section 8.3.A. (F&B Support); Section 8.3.C. (Inspections); Section 9.1 (Training); Section 16 (Comfort Letter); Section 17 (Transfer); Section 20.1.B. (Termination); and Exhibit C (Inspections; Additional Work; Site Visits; Extensions). Franchisee will also pay Franchisor for: (i) any goods or services purchased, leased or licensed by Franchisee from Franchisor, including any costs related to purchasing, installing and upgrading any Electronic Systems; (ii) any optional or mandatory programs in which Franchisee participates; (iii) any costs of System modifications; and (iv) any other amounts due under this Agreement and any other Marriott Agreement.

3.5          Calculation of Fees, Charges and Costs. The fees, charges and costs under Section 3.4 will be computed on a fair and consistent basis among similarly situated System Hotels. Franchisor may change such fees, charges and costs to reflect: (i) any increase or decrease in the costs of providing the relevant goods or services; (ii) any change in the method Franchisor uses to determine allocation of the applicable charges; or (iii) any change in the competitive needs of the System.

3.6          Timing of Payments and Performance of Services.

A.          Timing of Payments. Franchise Fees are due within 15 days after the end of each month. All other payments are due as invoiced. All payments will be made by wire transfer to the accounts designated by Franchisor or by such other method as Franchisor approves.

B.          Affiliates and Designees. Any service or obligation of Franchisor under this Agreement may be performed by an Affiliate or designee of Franchisor. Franchisor may designate that payment be made to the Person performing the service. Any reference in this Agreement to Franchisor concerning payments or performance of services includes such Affiliates and designees. Any designation for the performance of services will not relieve Franchisor or Franchisee of any of their obligations under this Agreement.

3.7          Interest on Late Payments. If any payment due under this Agreement is not received by its due date, such payment will be overdue, and Franchisor may require Franchisee to pay interest that will accrue at a rate of 18% per annum (or, if less, the maximum interest rate permitted by Applicable Law) from the date such overdue amount was due until paid. Franchisor’s right to receive interest is in addition to any other remedies Franchisor may have.

4.            HOTEL CONSTRUCTION, RENOVATION AND MAINTENANCE

4.1          Number of Guestrooms; Expansion. The Hotel will have the number of Guestrooms stated in Item 7 of Exhibit A or such other number approved by Franchisor. Franchisee may expand the Hotel or build additional Guestrooms in compliance with this Agreement only with Franchisor’s prior written approval. If additional Guestrooms are approved, Franchisee will pay an expansion fee under Section 3.1.

4.2          Initial Construction or Renovation of the Hotel. Franchisee will timely start and complete the initial construction or renovation of the Hotel, as applicable, to Franchisor’s satisfaction in accordance with Section 4.4, Exhibit C and the Standards (the “Initial Work”).

4.3          Periodic Renovations. Franchisee will timely start and complete the periodic renovation of all Guestrooms and Public Facilities to Franchisor’s satisfaction in accordance with Section 4.4 and the Standards, including replacing Soft Goods and Case Goods periodically as required by the Standards (“Periodic Renovations”). At the time of any replacement of FF&E, Franchisor may require Franchisee to upgrade the rest of the Hotel to conform to the Standards applicable to similarly situated System Hotels.

4.4          Design Process. Franchisee will obtain the Design Criteria from Franchisor within 10 days of the Effective Date for the Initial Work, and in a timely manner for any Periodic Renovation. In connection with the Initial Work and any Periodic Renovation, Franchisee will comply with the following requirements (the “Design Process”):

A.          Design Team. For the Initial Work, and as needed for Periodic Renovations, Franchisee will retain a qualified registered architect, engineer and interior designer, and based on the nature of the project, Franchisor may require that Franchisee retain other specialty consultants. Franchisee will provide Franchisor the name, address and relevant work experience on similar projects for any such Person that Franchisee proposes to retain, and Franchisor will have 30 days after receipt of such information to notify Franchisee of its election to consent or withhold its consent. Franchisor’s election to consent or withhold its consent will be based on prior experiences with such Person and such Person’s reputation and experience on similar projects. If Franchisor does not respond to Franchisee within 30 days after Franchisor’s receipt of such information, then Franchisee may retain such Person. Neither Franchisor’s failure to respond nor Franchisor’s consent to the use of such Person will be deemed an endorsement or recommendation by Franchisor. Franchisor is not liable for the unsatisfactory performance of any Person retained by Franchisee.

B.          Submission of Plans. For the Initial Work and Periodic Renovations, Franchisee will adapt the Design Criteria to the Hotel and Applicable Law, including Accessibility Requirements. For the Initial Work, and if Franchisor requests for any Periodic Renovations, Franchisee will prepare and submit Plans electronically in the phases and with the detail required by the Standards. The Plans will not deviate from the Design Criteria unless previously approved by Franchisor, and any such deviations will be clearly designated in a separate document delivered along with the Plans.

C.          Review of Plans. Franchisor will promptly review the Plans only for compliance with the Design Criteria and any applicable property improvement plan, and in the case of the Initial Work, to confirm that the number, configuration and location of Guestrooms and the size, configuration and location of Public Facilities are as previously approved by Franchisor. If Franchisor determines that the Plans do not satisfy such requirements, Franchisor may require changes and Franchisee will deliver revised Plans incorporating such changes. If Franchisor determines that the Plans are incomplete, Franchisor may defer its review of the Plans until it receives complete Plans. Based on the level of complexity of the Plans, the custom nature of the project or the services requested or needed, Franchisor may charge its then-current fee for reviewing the Plans and inspecting the Hotel plus Travel Costs. Franchisee will not begin the Initial Work or any Periodic Renovation requiring submission of Plans until Franchisor confirms in writing that such Plans comply with such requirements. On receipt of Franchisor’s confirmation, Franchisee will promptly submit the final Plans electronically. Once finalized, the Plans will not be changed without Franchisor’s prior consent. Franchisee will ensure that the renovation of the Hotel is completed in accordance with the Plans.

D.          Compliance with Applicable Law. Franchisee (and not Franchisor or its Affiliates) is responsible for ensuring that the Plans comply with Applicable Law, including Accessibility Requirements. Franchisor and its Affiliates will have no liability or obligation concerning the means, methods or techniques used in constructing or renovating the Hotel. Franchisee will not reproduce, use or permit the use of any Design Criteria or Plans other than for the Hotel.

4.5          Maintenance. Franchisee will maintain the Hotel in good repair and first-class condition and in conformity with Applicable Law and the Standards. Franchisee will make repairs, alterations and replacements to the Hotel as required by the Standards. Franchisee will not make any material alterations to the Hotel without Franchisor’s prior consent, unless such alterations are required by Applicable Law or for the continued safe and orderly operation of the Hotel.

5.            FURNITURE, FIXTURES, EQUIPMENT, INVENTORIES AND SUPPLIERS

5.1          Uniformity of System. Franchisee will use only such FF&E, Inventories and Fixed Asset Supplies that comply with the Standards. The requirements of this Section 5.1 are to ensure that items used at System Hotels are uniform and of high quality to maintain the identity, integrity and reputation of the System. Before purchasing FF&E to be used in constructing or renovating the Hotel, if requested by Franchisor, Franchisee will prepare furnished models of Guestrooms, color boards and drawings for Franchisor’s confirmation that such proposed FF&E will meet the Standards. Franchisor will promptly respond to Franchisee’s proposal.

5.2          Suppliers. Franchisor may designate suppliers, including Franchisor, for certain items related to FF&E, Inventories and Fixed Asset Supplies. Franchisee may propose new suppliers by delivering sufficient information and samples for Franchisor’s confirmation that such item meets the Standards and the proposed supplier is capable of providing such item in accordance with the Standards. Franchisor may require: (i) reimbursement for the cost of such review; (ii) that such supplier have insurance protecting Franchisor and Franchisee; and (iii) that any supplier using the Intellectual Property enter into an agreement for its use. Franchisor will have no liability for damage to any sample. Franchisor may refuse to permit future purchases if the supplier fails to meet the requirements of this Section 5.2 or the Standards.

6.            ADVERTISING AND MARKETING; PRICINGS, RATES AND RESERVATIONS

6.1          Franchisee’s Local Advertising and Marketing Programs.

A.          Local Advertising. Franchisee will undertake local advertising, marketing, promotional, sales and public relations programs and activities for the Hotel, including preparing and using any Marketing Materials, in accordance with the Standards.

B.          Use of Signs and Marketing Materials. Franchisee will use signs and other Marketing Materials only in the places and manner approved or required by Franchisor and in accordance with the Standards and Applicable Law. Franchisee will deliver samples of Marketing Materials not provided by Franchisor and obtain prior approval from Franchisor before any use. If Franchisor withdraws its approval, Franchisee will promptly stop using such Marketing Materials. Any Marketing Materials developed by Franchisee may be used or modified by other Franchisor Lodging Facilities without compensation to Franchisee.

6.2          Marketing Fund.

A.          Marketing Fund Activities. To promote general public recognition of the Proprietary Marks and use of System Hotels, Franchisor may undertake the following activities (the “Marketing Fund Activities”):

1.          brand strategy and brand development activities;

2.          the creation, production, placement and distribution of Marketing Materials in any form of media;

3.          advertising, marketing, promotional, public relations, inventory management, reservation activities and sales campaigns, programs, sponsorships, seminars and other sales activities;

4.          market research and oversight and management of the guest satisfaction program and the Loyalty Programs; and

5.          the retention or employment of personnel, advertising agencies, marketing consultants and other professionals or specialists to assist in the development, implementation and administration of any such activities.

These activities may be conducted on a local, regional, national or Category basis. Franchisor may modify the Marketing Fund Activities from time to time.

B.          Marketing Fund Contribution. Beginning on the Opening Date, Franchisee will pay Franchisor for each month an amount equal to the percentage of Gross Room Sales stated in Item 12.A of Exhibit A for such month, which Franchisor will use for the Marketing Fund Activities (the “Marketing Fund Contribution”). Franchisor may change the method of funding the Marketing Fund Activities (including by establishing methods of funding Marketing Fund Activities other than by the Marketing Fund Contribution) or the amount of the Marketing Fund Contribution, subject to Item 12.B of Exhibit A, and Franchisee will be bound by any such changes. System Hotels operated by Franchisor or its Affiliates will make contributions to the Marketing Fund at the same percentage of Gross Room Sales required of System franchisees.

C.          Benefits. Franchisor may use the Marketing Fund for purposes that benefit or include System Hotels as a whole, groups of System Hotels and other Franchisor Lodging Facilities in addition to System Hotels. Franchisor has no obligation to ensure that any particular System Hotel, including the Hotel, benefits from Marketing Fund Activities on a pro-rata or other basis or that the Hotel will benefit from the Marketing Fund Activities proportionate to the Marketing Fund Contribution paid by Franchisee.

D.          Allotment of Marketing Materials. If Marketing Materials are produced using funds from the Marketing Fund, all System Hotels will receive an allotment of relevant materials. If Franchisee requests Marketing Materials in addition to the portion allotted to Franchisee, Franchisor may require Franchisee to pay additional costs.

E.          No Fiduciary Duty. Franchisor and its Affiliates do not hold the Marketing Fund Contribution as a trustee or as a trust fund and have no fiduciary duty to Franchisee for the Marketing Fund. The Marketing Fund Contribution may be commingled with other money of Franchisor and its Affiliates and used to pay all costs, including administrative costs, salaries and overhead, and collection and accounting costs, incurred by Franchisor or any of its Affiliates for the Marketing Fund and the Marketing Fund Activities. Franchisor or its Affiliates may (but are not obligated to): (i) loan money for Marketing Fund Activities and charge interest on any such loan; and (ii) use the Marketing Fund Contribution to repay any such loan plus interest. On request, Franchisor will provide to Franchisee an unaudited accounting of the uses of amounts in the Marketing Fund for any fiscal year of Franchisor if such request is made between 90 and 180 days after the end of such fiscal year.

F.          Permitted Changes. Franchisor may change the local, country, regional, continental or international scope of the Marketing Fund or the Marketing Fund Activities and discontinue any Marketing Fund Activities.

6.3          Additional Marketing Programs. Franchisor may provide, and Franchisee will participate in, Additional Marketing Programs that are mandatory for similarly situated System Hotels. Franchisee may elect to participate in optional Additional Marketing Programs. Franchisee will pay for Additional Marketing Programs in which it participates on the same basis as other participating System Hotels.

6.4          Pricing, Rates and Reservations.

A.          Pricing and Rates. Franchisee is responsible for setting its own prices and rates for Guestrooms and other products and services at the Hotel, including determining any prices or rates that appear in the Reservation System. Franchisor may, however: (i) prohibit certain types of charges or billing practices that Franchisor determines are misleading or detrimental to the System, including price-gouging or incremental fees for services that guests would normally expect to be included in the Guestroom charge; (ii) require that Franchisee price consistently in all distribution channels; or (iii) impose other pricing requirements permitted by Applicable Law.

B.          Pricing Recommendations; Participation in Programs. Franchisor may recommend prices or rates for the products and services offered by Franchisee or require participation in various sales or inventory management programs or promotions offered by Franchisor. Franchisor’s recommendations are not mandatory; Franchisee is ultimately responsible for determining the prices or rates at which it offers its products and services, and Franchisor’s recommendations are not a representation or warranty by Franchisor that the use of such recommended prices or rates will produce, increase, or optimize Franchisee’s profits. Franchisor will have no liability for any such recommendations, including those made in connection with any sales activity or Inventory Management. Franchisor may require Franchisee to participate in Inventory Management or may act as Sales Agent for Franchisee. If Franchisor is acting as Sales Agent for Franchisee, Franchisee consigns hotel inventory to Franchisor, and Franchisee retains all risk of loss of unsold inventory or inventory sold at a reduced price.

C.          Honoring Reservations. Franchisee will provide its prices and rates for use in the Reservation System in accordance with the Standards. Franchisee will: (i) honor any prices, rates or discounts that appear in the Reservation System or elsewhere; (ii) honor all reservations made through the Reservation System or that are confirmed; and (iii) not charge any Hotel guest a rate higher than the rate specified for the Hotel guest’s reservation in the Reservation System or, if not made through the Reservation System, in the reservation confirmation. Franchisee will also honor all pricing and terms for any other product or service offered in connection with the Hotel.

7.            ELECTRONIC SYSTEMS

7.1          Systems Installation and Use. At its cost, Franchisee will purchase or lease, install, maintain and use at the Hotel all mandatory Electronic Systems (and optional Electronic Systems that Franchisee elects to use) in compliance with the Standards or other approved specifications. Franchisee will pay all Electronic Systems Fees to Franchisor. Franchisee will not use the Electronic Systems for any purpose except for the benefit of the Hotel.

7.2          Reservation System. Subject to Section 19.3, Franchisor will make the Reservation System available to the Hotel. Franchisee will cause the Hotel to participate in the Reservation System in accordance with the Standards and this Agreement. Franchisor is not required to make the Reservation System available to the Hotel for any reservations occurring after the expiration or termination of this Agreement.

7.3          Electronic Systems Provided Under License. As a condition to using the Electronic Systems, Franchisee will execute the Electronic Systems License Agreement. The Electronic Systems that are proprietary to Franchisor or third-party vendors, as applicable, will remain their sole property. Franchisee will treat the Electronic Systems as confidential at all times. The Electronic Systems may be modified, replaced or become obsolete, and new Electronic Systems may be created to meet the needs of the System and changes in technology. If Franchisor determines that it is necessary to amend or replace the Electronic Systems License Agreement because of such events, Franchisee will execute the then-current form of, or an amendment to, the Electronic Systems License Agreement.

7.4          Access to Information. Franchisor may access the Electronic Systems to obtain marketing, sales and guest information and Franchisee will take all actions reasonably necessary to provide such access. Franchisor and its Affiliates may use any data related to the Hotel, Franchisee and its Affiliates obtained through the Electronic Systems, including Guest Profile Data.

8.            HOTEL OPERATIONS

8.1          Operator of the Hotel.

A.          Franchisor Consent Required. The Hotel will be operated only by Franchisee or a Management Company, in either case, only with the prior consent of Franchisor. Any Management Company and Franchisee will execute and deliver to Franchisor a Management Company Acknowledgment in the form contained in the then-current Disclosure Document. Franchisee will at all times be responsible for complying with the obligations of this Agreement even though Franchisee may retain a Management Company. Franchisor has consented to the Person identified in Item 8 of Exhibit A to operate the Hotel. Franchisor’s consent may be withdrawn at any time if Franchisor determines that such Person is no longer qualified to operate the Hotel.

B.          Conditions for Consent. Franchisor may withhold its consent to any proposed management company that: (i) Franchisor determines (a) is not financially capable, (b) does not have the managerial skills or operational capacity required to operate the Hotel in accordance with the Standards and this Agreement or (c) is a Competitor, an Affiliate of a Competitor, or the principal operator of hotels for a Competitor; (ii) does not provide Franchisor with all information and access that Franchisor reasonably requests; or (iii) has (or any of its Affiliates have) (a) been convicted of a Serious Crime, (b) engaged in conduct that Franchisor determines may adversely affect the Hotel, the System or Franchisor’s interests or (c) been a party to any material civil litigation with Franchisor or its Affiliates. Franchisor will not consent to any proposed management company that is a Restricted Person, is an Affiliate of a Restricted Person, or in which a Restricted Person has an interest. Franchisor has the right to review any management agreement between Franchisee and its proposed management company.

C.          Change in Circumstances. If there is a change in Control of the Management Company or if the Management Company becomes a Competitor (or an Affiliate of a Competitor) or a Restricted Person (or an Affiliate of a Restricted Person), or if Management Company becomes the principal operator for a Competitor or if there is a material adverse change to the financial condition or operational capacity of the Management Company, Franchisee will promptly notify Franchisor of any such event together with such additional information that Franchisor may reasonably request. Based on these changed circumstances, Franchisor may require Franchisee to terminate its agreement with such Management Company and retain a replacement management company that will be subject to Franchisor’s consent. After Franchisor receives such notice and any such additional information Franchisor reasonably requests, Franchisor will respond to Franchisee within 30 days.

8.2          Employees.

A.          Hotel Staffing. Franchisee will ensure that suitable qualified individuals are employed at the Hotel sufficient to staff the Hotel. Managers at the Hotel will devote their full time to the management and operation of the Hotel and supervision of employees. Franchisee will use its best efforts to ensure that Hotel employees at all times comply with the Standards.

B.          Hotel Employment Matters. All employment decisions at the Hotel will be made solely by Franchisee or the Management Company. Franchisor does not direct or control the employment policies or decisions for the Hotel. All employees at the Hotel are solely employees of Franchisee or the Management Company, not Franchisor, and neither Franchisee nor the Management Company is Franchisor’s agent for any purpose with regard to Hotel employees. Franchisee or the Management Company will promptly inform Franchisor whenever it hires a general manager.

C.          Communication with Managers and Management Company. Franchisor may communicate directly with the managers at the Hotel and the Management Company about day-to-day operations of the Hotel and Franchisor may rely on such statements of the managers and Management Company. Such communications will not affect the requirements of Section 25 or Section 27.7. Franchisor will under no circumstances direct or control such Hotel operations.

8.3          Compliance with the Standards.

A.          Required Activities. Franchisee will: (i) operate the Hotel at all times in compliance with the Standards; (ii) fully participate in the Quality Assurance Program and all mandatory programs for System Hotels (which may require providing complimentary guestrooms and refunds); (iii) offer all guest services required for System Hotels (which may include complimentary services); (iv) make all payments due in accordance with the terms of all contracts and invoices related to the Hotel, except for payments that are disputed in good faith; and (v) provide all food and beverage service in the Hotel in compliance with the Standards and Applicable Law and pay the F&B Support Fee to Franchisor.

B.          Prohibited Activities. Except as permitted in the Standards, Franchisee will not, without Franchisor’s prior approval: (i) knowingly permit gambling to take place at the Hotel or use the Hotel for any casino, lottery, or other type of gaming activities, or directly or indirectly associate with any gaming activity; (ii) knowingly permit adult entertainment activities at the Hotel; or (iii) sell, display or use in the Hotel any vending machines, honor bars, video or other entertainment devices or similar products.

C.          Inspection Rights. Franchisee will permit Franchisor’s representatives to enter and inspect the Hotel at all reasonable times to confirm that Franchisee is complying with the terms of this Agreement and the Standards, and to test the equipment, food products and supplies at the Hotel. In conducting such inspections, Franchisor will not unduly interfere with the operation of the Hotel. Franchisee will pay any costs related to such inspections, including costs of third-party inspectors, and costs of the development, ongoing sustainment and field support and a reasonable return on capital related to the inspection component of the Quality Assurance Program.

8.4          System Promotion; No Diversion to Other Businesses.

A.          System Promotion. Franchisee will use reasonable efforts to encourage and promote the use of System Hotels and will refer reservation requests that cannot be fulfilled by the Hotel to other System Hotels or Franchisor Lodging Facilities in accordance with the Standards.

B.          No Diversion to Other Businesses. Franchisee will not use any part of the Hotel for any business other than operating a System Hotel. Franchisee will not use any part of the Hotel or the System to divert business to, or promote, any other business at or outside of the Hotel. This prohibition includes advertising hotels, vacation or timeshare facilities or any similar product sold on a periodic basis not operated under a trade name or trademark owned by Franchisor or any of its Affiliates (including those which Franchisee or its Affiliates operate or in which they have an Ownership Interest).

9.            TRAINING, COUNSELING AND ADVISORY SERVICES

9.1          Training. The Hotel will at all times be managed by personnel who have successfully completed all mandatory training under the Standards. Franchisor may offer optional training related to operating System Hotels. Franchisee will pay (i) all tuition, supplies, and Travel Costs and allocations of internal costs and overhead of Franchisor and its Affiliates for any training in which Franchisee participates; (ii) an annual charge based on an allocation among System Hotels for the costs of developing and providing such training; and (iii) a charge for the general manager conference, regardless of whether Franchisee’s personnel attend. Franchisee will provide training required by Franchisor for personnel working at the Hotel.

9.2          Counseling and Advisory Services. Franchisor will make representatives available at Franchisor’s designated offices or at the Hotel to consult with Franchisee about the design and operation of the Hotel as a System Hotel. Franchisor may require Franchisee to pay the Travel Costs of such representatives who consult at the Hotel.

10.          SYSTEM AND STANDARDS; FRANCHISEE ASSOCIATION

10.1        Compliance with System and Standards. Franchisee agrees that conformity with all aspects of the System and the Standards is essential to maintain the uniform quality and guest service of System Hotels. Franchisee will comply at all times with the Standards and operate the Hotel in compliance with the System and the Marriott Agreements. Franchisor will make the Standards available to Franchisee through the Electronic Systems or in such other manner Franchisor deems appropriate. The Standards will at all times remain the sole property of Franchisor and its Affiliates.

10.2        Modification of the System and Standards. Franchisor and its Affiliates may modify the System and Standards, and such modifications may include materially changing, adding or deleting elements of the System or the Standards. Franchisee agrees that modifications to the System may be made for all System Hotels or for any Category of System Hotels. Franchisor may allocate the costs of System modifications among System Hotels or any Category of System Hotels on a fair and consistent basis. Such costs may include development costs and a reasonable return on capital.

10.3        Franchisee Association. If Franchisor creates or approves the creation of an association organized to consider and make recommendations on matters related to the operation of System Hotels (the “Association”), Franchisee, Franchisor and other System Hotel franchisees will be eligible for membership. Franchisee will pay any Association dues and assessments, which will be consistently applied to all System Hotel franchisees. The Association will vote on bylaws and election of officers. Franchisor will regard recommendations of the Association as expressing the consensus of members of the Association.

11.          PROPRIETARY MARKS AND INTELLECTUAL PROPERTY

11.1        Franchisor’s Representations Concerning the Proprietary Marks.

A.          Representations. Franchisor represents that:

1.          Franchisor and its Affiliates have the right to grant Franchisee the right to use the Proprietary Marks in accordance with this Agreement; and

2.          Franchisor and its Affiliates will take all steps reasonably necessary to preserve and protect the ownership and validity of the Proprietary Marks. Franchisor will not be required to maintain any registration for any Proprietary Marks that Franchisor determines, in its sole discretion, cannot or should not be maintained.

B.          Indemnification for Infringement Claims. Franchisor will indemnify and hold Franchisee harmless against claims that Franchisee’s use of the Proprietary Marks in accordance with this Agreement infringes the rights of any third party unrelated to Franchisee, if Franchisee: (i) is in compliance with this Agreement, (ii) gives prompt notice of any such claim to Franchisor, (iii) permits Franchisor to have sole control over the defense and settlement of the claim and (iv) cooperates fully with Franchisor in defending or settling the claim.

11.2        Franchisee’s Use of Intellectual Property and the System.

A.          Use of the Intellectual Property and the System. Franchisee agrees that:

1.          Franchisee will use the Intellectual Property and the System only for the operation of the Hotel and only in the form and manner as provided in the Standards or approved by Franchisor. Franchisee will offer or sell only those goods and services under the Proprietary Marks that are of a nature and quality that comply with the Standards. Any use of the System not authorized by Franchisor will constitute an infringement of Franchisor’s rights and a default under Section 19.2 of this Agreement;

2.          Franchisee will use the Proprietary Marks only in substantially the same places, combination, arrangement and manner as provided in the Standards or approved by Franchisor;

3.          Franchisee will identify itself as a franchisee or licensee of Franchisor and the owner or operator of the Hotel only in the form and manner as provided in the Standards. Franchisee will not use any Proprietary Marks in any manner that could imply that Franchisee has an Ownership Interest in the Proprietary Marks;

4.          Franchisee has no right to, and will not, Transfer, sublicense or allow any Person to use any part of the System, unless permitted in this Agreement;

5.          Franchisee will not use any part of the System to incur any obligation or indebtedness on behalf of Franchisor or any of its Affiliates;

6.          Franchisee will not use any of the Proprietary Marks or any names or marks that consist of, contain or are similar to or an abbreviation of any Proprietary Marks, in Franchisor’s sole opinion (“Similar Marks”), as part of Franchisee’s corporate or legal name, in connection with any business activity except the Hotel, or as a road name or address, whether alone or in combination with Other Marks;

7.          Franchisee will not register or apply to register any of the Proprietary Marks or Similar Marks, whether alone or in combination with other trademarks;

8.          Franchisee will notify Franchisor of any required business, trade, fictitious, assumed or similar name registration, and indicate in the registration that Franchisee may use such name only in accordance with this Agreement;

9.          if litigation involving the Intellectual Property is instituted or threatened against Franchisee, or a claim of infringement involving the Intellectual Property is made against Franchisee, or Franchisee becomes aware of any infringement of the Intellectual Property, Franchisee will promptly notify Franchisor and will cooperate fully in any action, defense or settlement of such matters. Franchisee will not make any demand, serve any notice, institute any legal action or negotiate, litigate, compromise or settle any controversy about any such matter without first obtaining Franchisor’s prior consent, which may be withheld in Franchisor’s sole discretion. Franchisor will have the right to bring any action and to join Franchisee as a party to any action involving the Intellectual Property; and

10.          if Franchisor believes, in its sole discretion, that Franchisee’s use of the Intellectual Property does not conform with the Marriott Agreements or the Standards, then Franchisee will immediately stop the non-conforming use on notice from Franchisor.

B.          Ownership of the System. Franchisee agrees that:

1.          Franchisor and its Affiliates are the owners or licensees of all right, title and interest in and to the System (except certain Electronic Systems provided by third parties), and all goodwill arising from Franchisee’s use of the System, including the Proprietary Marks, will inure solely and exclusively to the benefit of Franchisor and its Affiliates. On the expiration or termination of this Agreement, no monetary amount will be attributable to any goodwill associated with Franchisee’s use of the System;

2.          the Proprietary Marks are valid and serve to identify the System and System Hotels, and any infringement of the Proprietary Marks will result in irreparable injury to Franchisor;

3.          the Proprietary Marks may be deleted, replaced or modified by Franchisor or its Affiliates in their sole discretion. Franchisor may require Franchisee, at Franchisee’s expense, to discontinue or modify Franchisee’s use of any of the Proprietary Marks or to use one or more additional or substitute marks;

4.          Franchisee will not directly or indirectly: (i) attack the ownership, title or rights of Franchisor or its Affiliates in the System; (ii) contest the validity of the System or Franchisor’s right to grant to Franchisee the right to use the System in accordance with this Agreement; (iii) take any action that could impair, jeopardize, violate or infringe any part of the System; (iv) claim any right, title, or interest in the System except rights granted under this Agreement; or (v) misuse or harm or bring into disrepute the System;

5.          Franchisee has no, and will not obtain any, Ownership Interest in any part of the System (including any modifications made by or on behalf of Franchisee or its Affiliates). Franchisee assigns, and will cause each of its employees or independent contractors who contributed to System modifications to assign, to Franchisor, in perpetuity throughout the world, all rights, title and interest (including the entire copyright and all renewals, reversions and extensions of such copyright) in and to such System modifications. Except to the extent prohibited by Applicable Law, Franchisee waives, and will cause each of its employees or independent contractors who contributed to System modifications to waive, all “moral rights of authors” or any similar rights in such System modifications. For the purposes of this Section 11.2.B.5, “modifications” includes any derivatives and additions; and

6.          Franchisee will execute, or cause to be executed, and deliver to Franchisor any documents, and take any actions required by Franchisor to protect the Proprietary Marks and the title in any System modifications.

11.3        Franchisee’s Use of Other Marks. Franchisee will not use any Mark in connection with the Hotel or the System that is not a Proprietary Mark, including the names of restaurants or other outlets at the Hotel (“Other Marks”) without Franchisor’s prior approval. Franchisee will not use any Other Marks that may infringe or be confused with a third party’s trade name, trademark or other rights in intellectual property. Franchisee consents to the use of the Other Marks by Franchisor and its Affiliates during the Term. Franchisee represents that there are no claims or proceedings that would materially affect Franchisor’s use of the Other Marks.

11.4        Websites and Domain Names. Franchisee will not display any of the Proprietary Marks on, or associate the System with (through a link or otherwise), any website, electronic Marketing Materials, application or software for mobile devices or other technology or media, domain name, address, designation or listing on the internet or other communication system or medium without Franchisor’s consent or as permitted in the Standards. Franchisee will not register or use any internet domain name, address, mobile application or other designation that contains any Proprietary Mark or any mark that is, in Franchisor’s sole opinion, confusingly similar. At Franchisor’s request, Franchisee will promptly cancel or transfer to Franchisor any such domain name, address or other designation under Franchisee’s control.

12.          CONFIDENTIAL INFORMATION; DATA PROTECTION LAWS

12.1        Confidential Information.

A.          Confidentiality Obligations. Franchisee will use Confidential Information only for the benefit of the Hotel. Franchisee will protect Confidential Information and will promptly report to Franchisor the theft or loss of any Confidential Information. Franchisee may divulge Confidential Information only to Franchisee’s employees or agents who require access to it to operate the Hotel, and only after they are advised that such information is confidential and that they are bound by Franchisee’s confidentiality obligations under this Agreement. Without Franchisor’s prior consent, Franchisee will not copy, reproduce or make Confidential Information available to any Person not authorized to receive it. The Confidential Information is proprietary and a trade secret of Franchisor and its Affiliates. Franchisee agrees that the Confidential Information has commercial value and that Franchisor and its Affiliates have taken reasonable measures to maintain its confidentiality. Franchisee is liable for any breaches of such confidentiality obligations by its employees or agents.

B.          Confidentiality of Negotiated Terms. Franchisee agrees it will not disclose to any Person the content of the negotiated terms of this Agreement or other Marriott Agreements without the prior consent of Franchisor except: (i) as required by Applicable Law; (ii) as may be necessary in any legal proceedings; and (iii) to those of Franchisee’s managers, members, officers, directors, employees, attorneys, accountants, agents or lenders to the extent necessary for the operation or financing of the Hotel and only if Franchisee informs such Persons of the confidentiality of the negotiated terms. Franchisee will be in default under this Agreement for any disclosure of negotiated terms by any such Persons.

12.2        Data Protection Laws.  Franchisee will comply with all Data Protection Laws and the Standards and take such actions and execute such documents as requested by Franchisor that are necessary for compliance with any of the Data Protection Laws by Franchisor or its Affiliates. Franchisee will not take any action that could cause Franchisor or its Affiliates to violate any of the Data Protection Laws. Franchisee will reimburse Franchisor and its Affiliates for all costs and damages incurred in connection with Franchisee’s loss of data, including Guest Profile Data, or Franchisee’s non-compliance with the Data Protection Laws or the Standards.

13.          ACCOUNTING AND REPORTS; TAXES

13.1        Accounting. Franchisee will account for Gross Room Sales and Gross Revenues on an accrual basis and in compliance with this Agreement.

13.2        Books, Records and Accounts. Franchisee will maintain and preserve complete and accurate books, records and accounts for the Hotel in accordance with the Uniform System and United States generally accepted accounting principles, consistently applied, Applicable Law and the Standards. Franchisee will preserve these books, records and accounts for at least 5 years from the dates of their preparation.

13.3        Accounting Statements.

A.          Monthly Statements. At Franchisor’s request, for each full or partial month after the Opening Date, Franchisee will prepare and deliver to Franchisor an operating statement containing the information required by Franchisor, including Gross Revenues and Gross Room Sales for such month.

B.          Annual Statements. For each full or partial year or fiscal year (whichever is used by Franchisee for income tax purposes), Franchisee will prepare and provide to Franchisor a complete statement of income and expense from the operation of the Hotel for the preceding year. This statement is due within 90 days after each year. This statement will be prepared in accordance with the Uniform System and the United States generally accepted accounting principles, consistently applied, Applicable Law, the Standards, and the Uniform System “Income Statement” with standard line items specified by Franchisor, and Franchisee will provide such supporting documentation and other information that Franchisor may require relating to this statement. In addition, Franchisee will promptly deliver to Franchisor such other reports and financial information relating to Franchisee and the Hotel as Franchisor may request.

13.4        Franchisor Examination and Audit of Hotel Records.

A.          Examination and Audit. Franchisor and its authorized representatives may, at any time, but on reasonable notice to Franchisee, examine and copy all books, records, accounts and tax returns of Franchisee related to the operation of the Hotel during the five years preceding such examination. Franchisor may have an independent audit made of any such books, records, accounts and tax returns. Franchisee will provide any assistance reasonably requested for the audit and will provide copies of any documentation requested by Franchisor without charge.

B.          Underreporting. If an examination or audit reveals that Franchisee has made underpayments to Franchisor, Franchisee will promptly pay Franchisor on demand the amount underpaid plus interest under Section 3.7. If an examination or audit finds that Franchisee has understated payments due Franchisor by 5% or more for the relevant period, or if the examination or audit reveals that the accounting procedures are insufficient to determine the accuracy of the calculation of payments due, Franchisee will reimburse Franchisor for all costs relating to the examination or audit (including reasonable accounting and legal fees). If the examination or audit establishes a pattern of underreporting, Franchisor may require that the annual financial reports due under Section 13.3.B be audited by an independent accounting firm consented to by Franchisor. The rights of Franchisor in this Section 13.4 are in addition to any other remedies that Franchisor may have, including the right to terminate this Agreement.

C.          Overpayments. If an examination or audit reveals that Franchisee has made overpayments to Franchisor, the amount of such overpayment, without interest, will be promptly credited against future payments due Franchisor.

13.5        Taxes.

A.          Payment of Taxes. Franchisee will pay when due all Taxes relating to the Hotel, Franchisee, this Agreement, any other Marriott Agreement or in connection with operating the Hotel, except income or franchise taxes assessed against Franchisor.

B.          Withholding Taxes.

1.          The amounts payable to Franchisor will not be reduced by any deduction or withholding for any present or future Taxes.

2.          If Applicable Law imposes an obligation on Franchisee to deduct or withhold Taxes directly from any amount paid to Franchisor, then Franchisee will deduct or withhold the required amount and will timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with Applicable Law. The amount paid to Franchisor will be increased so that after the deduction or withholding has been made in accordance with Applicable Law, the net amount actually received by Franchisor will equal the full amount originally invoiced or otherwise payable. If required or permitted, Franchisee must promptly pay any such deduction or withholding directly to the relevant governmental authority and provide Franchisor proof of payment.

3.          If Applicable Law does not impose an obligation on Franchisee to deduct or withhold Taxes directly from any amount paid to Franchisor, but requires Franchisor to pay such Taxes, then Franchisee will pay Franchisor, within 15 days after request, the full amount of the Taxes paid or payable by Franchisor with respect to such payment so that the net amount actually retained by Franchisor after payment of Taxes (other than taxes assessed on Franchisor’s net income) will equal the full amount originally invoiced or otherwise payable.

C.          Sales Tax & Similar Taxes. The amounts payable to Franchisor will not be reduced by any sales, goods and services, value added or similar taxes, all of which will be paid by Franchisee. Therefore, in addition to making any payment to Franchisor required under this Agreement, Franchisee will: (i) pay Franchisor the amount of these taxes due with respect to the payment; or (ii) if required or permitted by Applicable Law, pay these taxes directly to the relevant taxing authority.

D.          Tax Disputes. If there is a Dispute by Franchisee as to any Tax liability, Franchisee may contest the Tax liability in accordance with Applicable Law, but Franchisee will not permit a sale, seizure or attachment to occur against the Hotel. If such Dispute involves payments of Taxes that will be withheld, deducted and paid by Franchisee related to payments to Franchisor as provided in this Section 13.5, Franchisee will notify Franchisor before taking action with regard to the Dispute with the tax authority and, if requested by Franchisor, cooperate with Franchisor in preparing its response. Upon Franchisor’s request, Franchisee will pay such Taxes and seek reimbursement from the governmental authority. Franchisee will be responsible for any interest or penalties assessed.

14.          INDEMNIFICATION

Franchisee will indemnify, defend and hold harmless Franchisor and its Affiliates (and each of their respective predecessors, successors, assigns, current and former directors, officers, shareholders, subsidiaries, employees and agents), against all Claims and Damages, including allegations of negligence by such Persons, to the fullest extent permitted by Applicable Law, arising from: (i) the unauthorized use of the Proprietary Marks; (ii) the violation of Applicable Law; or (iii) the construction, conversion and renovation, repair, operation, ownership or use of the Hotel or the Approved Location (including Claims and Damages arising from the use of the Other Marks) or of any other business related to the Hotel or the Approved Location. Franchisor will have the right, at Franchisee’s cost, to control the defense of any Claim (including the right to select its counsel or defend or settle any Claim) if Franchisor determines such Claim may affect the interests of Franchisor or its Affiliates. Such undertaking by Franchisor will not diminish Franchisee’s indemnity obligations. Neither Franchisor nor any indemnified Person will be required to seek recovery from third parties or mitigate its losses to maintain its right to receive indemnification from Franchisee. The failure to pursue such recovery or mitigate its losses will not reduce the amounts recoverable from Franchisee by an indemnified Person. Franchisee’s obligation to maintain insurance under Section 15 will not relieve Franchisee of its obligations under this Section 14. Franchisee’s obligations under this Section 14 will survive the termination or expiration of this Agreement.

15.          INSURANCE

15.1        Insurance Required. During the Term, Franchisee will procure and maintain insurance with the coverages, deductibles, limits, carrier ratings, and policy obligations required by the Standards. Such insurance requirements may include: property insurance including business interruption, earthquake, flood, terrorism and windstorm; workers’ compensation; commercial general liability; liquor liability; business auto liability; umbrella or excess liability; fidelity coverage; employment practices liability; cyber liability; and such other insurance customarily carried on hotels similar to the Hotel. Franchisor may change such requirements in the Standards and may also require Franchisee to obtain additional types of insurance or increase the amount of coverages. All insurance will by endorsement specifically:

A.          name as unrestricted additional insureds Franchisor, any Affiliate designated by Franchisor and their employees and agents (except for workers’ compensation and fidelity insurance);

B.          provide that the coverages will be primary and that any insurance carried by any additional insured will be excess and non-contributory;

C.          contain a waiver of subrogation in favor of Franchisor and any Affiliate of Franchisor; and

D.          provide that the policies will not be canceled, non-renewed or reduced without at least 30 days’ prior notice to Franchisor.

15.2        Other Requirements. Franchisee will deliver to Franchisor a certificate of insurance (and certified copy of such insurance policy if requested) evidencing the insurance required. Renewal certificates of insurance will be delivered to Franchisor not less than 10 days before their respective inception dates. If Franchisee fails to procure or maintain the required insurance, Franchisor will have the right and authority to procure (without any obligation to do so) such insurance at Franchisee’s cost, including a reasonable fee for Franchisor’s procurement and maintenance of such insurance. If Franchisee delegates its insurance obligations to any other Person, Franchisee will ensure that such Person satisfies such obligations. Such delegation will not relieve Franchisee of its obligations under this Section 15 and the Standards. Any failure to satisfy the insurance requirements is a default under this Agreement. Franchisee will cooperate with Franchisor in pursuing any claim under insurance required by this Agreement.

16.          FINANCING OF THE HOTEL

Franchisee and each Interestholder in Franchisee may grant a lien or other security interest in the Hotel or the revenues of the Hotel, or pledge Ownership Interests in Franchisee or a Control Affiliate as collateral for the financing of the Hotel. If any Person exercises its rights under such lien, security interest or pledge, Franchisor will have the rights under Section 19.1. Franchisee will not pledge this Agreement as collateral or grant a security interest in this Agreement, but Franchisor may provide a comfort letter to a lender in the form included in the then-current Disclosure Document and, if it does so, Franchisee will pay the then-current lender comfort letter processing fee.

17.          TRANSFERS

17.1        Franchisee’s Transfer Rights. Franchisee agrees that its rights and duties in this Agreement are personal to Franchisee and that Franchisor entered into this Agreement in reliance on the business skill, financial capacity and character of Franchisee and its Affiliates and their principals. Accordingly, any Transfer of the Hotel, or any Ownership Interest in Franchisee, a Control Affiliate or the Hotel, may be made only in accordance with this Section 17 and only if such Transfer does not violate Section 17.6. This Agreement may not be Transferred without Franchisor’s prior consent.

17.2        Transfers Not Requiring Notice or Consent. As long as the following Transfers of Passive Investor Interests do not result in a change of Control of Franchisee, no notice to or consent by Franchisor is required:

A.          Publicly-traded Securities. A Transfer of publicly-traded securities purchased on the open market, pursuant to a registration statement or through a registered broker/dealer or investment adviser;

B.          10% Threshold. A Transfer of Passive Investor Interests (other than those held by a Guarantor) to a transferee that immediately before and after the Transfer owns less than 10% of the Ownership Interests in Franchisee; and

C.          Investment Fund. A Transfer of limited partnership interests in an investment fund formed by a sponsoring company in the business of raising capital for investment purposes, as long as such fund has at least 20 limited partners, none of which owns (immediately before or after such Transfer) 10% or more of the Ownership Interests in Franchisee or directs the decisions of, or exercises any Control over, the fund or the companies in which the fund invests.

17.3        Transfers Requiring Notice but Not Consent. Franchisee must provide notice to Franchisor at least 20 days prior to any of the following Transfers, but no consent by Franchisor is required:

A.          Passive Investor Transfer. A Transfer of Passive Investor Interests (not covered in Section 17.2) if the following requirements are met:

1.          Franchisee provides Franchisor with the identity of the proposed transferees and their Interestholders, together with all other related information reasonably requested by Franchisor;

2.          such Transfer, individually and in the aggregate, will not result in: (i) a change in Control of Franchisee; (ii) any Person and its Affiliates that did not own a majority of the Ownership Interests in Franchisee before such Transfers collectively owning a majority of the Ownership Interests in Franchisee after such Transfer; or (iii) a Transfer of all of Guarantor’s Ownership Interest in Franchisee;

3.          each new Interestholder meets Franchisor’s then-current owner qualifications (which may include that such Interestholder or any of its Affiliates has not been convicted of a Serious Crime and has not engaged in conduct that may adversely affect the Hotel, the System, or Franchisor, and has not been a party to any material civil litigation with Franchisor or its Affiliates), and Franchisee pays the fees for any required background checks; and

4.          if Franchisor requests, Franchisee will execute an amendment to this Agreement that updates the ownership information in Exhibit A, and pay Franchisor’s outside counsel costs related to such documentation, if any.

B.          Transfer to Affiliates; Transfer for Estate Planning Purposes. A Transfer of the Hotel or an Ownership Interest in Franchisee to an Affiliate of Franchisee, or a Transfer of an Ownership Interest in Franchisee for estate planning purposes to an immediate family member or to an entity owned by, or a trust for the benefit of, an immediate family member, in the case of each such Transfer, if the following requirements are met:

1.          Franchisee or its Control Affiliate owns, directly or indirectly, more than 50% of the economic interests of the proposed transferee (if the transferee is an entity), and such Transfer does not otherwise result in a change of Control of Franchisee or the Hotel;

2.          Franchisee provides the identity of the proposed transferee and its Interestholders, documentation acceptable to Franchisor evidencing the Transfer, and all other related information reasonably requested by Franchisor;

3.          each Guarantor acknowledges the Transfer and reaffirms its obligations under the Guaranty and, if required by Franchisor, another party acceptable to Franchisor executes a guaranty substantially identical to the form in the then-current Disclosure Document;

4.          Franchisee is not in breach or default under any of the Marriott Agreements, or if there is a breach or default, there is an agreement to cure such breach or default;

5.          each new Interestholder meets Franchisor’s then-current owner qualifications (which may include that such Interestholder or any of its Affiliates has not been convicted of a Serious Crime and has not engaged in conduct that may adversely affect the Hotel, the System, or Franchisor, and has not been a party to any material civil litigation with Franchisor or its Affiliates), and Franchisee pays the fees for any required background checks; and

6.          if Franchisor requests, Franchisee and such transferee will execute any documents required by Franchisor to reflect the Transfer, and Franchisee will pay Franchisor’s outside counsel costs related to such documentation, if any.

17.4        Transfers Requiring Notice and Consent. Transfers of the Hotel or a Controlling Ownership Interest in the Franchisee, a Control Affiliate or the Hotel may be made only with at least 30 days’ advance notice to Franchisor and Franchisor’s prior consent.

A.          Conditions to Transfer. Franchisor’s consent to a Transfer under this Section 17.4 will be subject to satisfaction of the following conditions:

1.          Franchisee provides Franchisor the identity of all parties and their Interestholders, a copy of the purchase agreement, the organizational documents of the transferee and its Interestholders, together with all other information reasonably requested by Franchisor;

2.          payment by Franchisee of the then-current non-refundable property improvement plan fee, and payment of the then-current application fee for System Hotels to Franchisor by the transferee with its submission of the application. If Franchisor does not consent to the Transfer, Franchisor will refund the application fee, less $10,000;

3.          satisfaction by each Interestholder of the transferee of Franchisor’s then-current owner qualifications (which may include that such Interestholder or any of its Affiliates has not been convicted of a Serious Crime and has not engaged in conduct that may adversely affect the Hotel, the System, or Franchisor, and has not been a party to any material civil litigation with Franchisor or its Affiliates);

4.          retention of a management company consented to by Franchisor under Section 8.1 if Franchisor determines in its sole discretion that the transferee is not qualified to operate the Hotel;

5.          execution by the transferee of the then-current form of franchise and related agreements. The new franchise agreement will contain the standard terms for new franchise System Hotels as of the date of the Transfer, including the then-current fees and charges, except that the duration will be shortened to the remaining Term. The new franchise agreement will also include a property improvement plan requiring the transferee to address any renovations necessary to comply with the Standards;

6.          payment of all amounts due Franchisor and execution of a general release of all claims against Franchisor and its Affiliates; and

7.          payment of Franchisor’s outside counsel costs related to the Transfer.

Prior Transfers of Ownership Interests by or to a Person that already owns Ownership Interests or an Affiliate of such Person will be taken into account in determining whether a Transfer of a Controlling Ownership Interest has occurred. Within 30 days after Franchisor receives notice and all required information, Franchisor will notify Franchisee of its consent to such Transfer or the reason Franchisor is withholding its consent.

B.          Withholding of Consent. Even if the conditions in Section 17.4.A. are satisfied, Franchisor may withhold its consent to a Transfer under this Section 17.4 if:

1.          Franchisor determines that the proposed transferee’s debt service or overall financial status will not permit the Hotel to be operated in compliance with the Standards; or

2.          an uncured breach or default of a Marriott Agreement exists, and there is no agreement to cure such breach or default in connection with the Transfer; or

3.          the Hotel is not in good standing under the Quality Assurance Program.

C.           Mental Incompetency or Death. If any Person holding a Controlling Ownership Interest in Franchisee becomes mentally incompetent or dies, the interest of such Person may be Transferred subject to the terms of this Section 17.4 and only if: (i) any such Transfer will be made within 12 months after such Person is deemed mentally incompetent or dies; and (ii) the obligations of Franchisee will be satisfied pending the Transfer and the Hotel is operated in compliance with this Agreement. If such Person was a Guarantor, Franchisor may require another party acceptable to Franchisor to execute a Guaranty substantially identical to the form in the then-current Disclosure Document. If an executor, custodian, or other representative is appointed to oversee the management of Franchisee, Franchisee will give Franchisor notice of such appointment within 30 days and the appointee will cause the Hotel to be operated in compliance with this Agreement.

17.5        Proposed Transfer to Competitor and Right of First Refusal.

A.          Right of First Refusal. If there is a proposed Transfer of the Hotel or an Ownership Interest in Franchisee or a Control Affiliate to a Competitor, Franchisee will notify Franchisor stating the identity of the prospective transferee (including the Interestholders of such prospective transferee), the terms of the proposed transaction, and all other information reasonably requested by Franchisor. Within 30 days after receipt of such notice and information, Franchisor will notify Franchisee of its election of one of the following:

1.          if the proposed Transfer is a cash transaction, Franchisor (or its designee) will have the right to purchase or lease the Hotel or acquire the Ownership Interest at the same price and on the same terms as the Competitor, and Franchisee and Franchisor (or its designee) will promptly enter into an agreement on such terms; or

2.          if the proposed Transfer is a non-cash transaction or other form of Transfer, Franchisor (or its designee) will have the right to purchase or lease the Hotel or acquire the Ownership Interest for its fair market value; if Franchisee and Franchisor are unable to agree on the fair market value within 14 days of Franchisor’s election, Franchisor will promptly provide Franchisee with a list of at least three nationally recognized appraisers of hotel properties, and within five days Franchisee will select one of such appraisers to appraise the Hotel or the Ownership Interest. Franchisor and Franchisee will share the costs of the appraisal equally. Such appraisal will constitute the fair market value of the Hotel or the Ownership Interest for purposes of this Section 17.5.A.2. Within 30 days of receipt of the appraisal, Franchisor (or its designee) may either: (i) enter into an agreement to purchase the Hotel or the Ownership Interest at the fair market value determined by the appraiser; or (ii) place Franchisee in default and give notice of its intent to terminate this Agreement under Section 19.1.B.; or

3.          Franchisor may place Franchisee in default and give notice of its intent to terminate this Agreement under Section 19.1.B., in which case either: (i) Franchisee will cancel the Transfer; or (ii) this Agreement will terminate and Franchisee will pay liquidated damages and comply with its post-termination obligations; or

4.          Franchisor may consent to such Transfer, which consent will be on such terms as Franchisor may require, in its sole discretion.

B.          Real Estate Interest and Injunctive Relief. Franchisee acknowledges that Franchisor’s rights under Section 17.5.A. are rights in real estate. Franchisor may record such interest in the appropriate real estate records of the jurisdiction where the Hotel is located, and Franchisee will cooperate in such filing. Franchisee agrees that damages are not an adequate remedy if Franchisee breaches its obligations under this Section 17.5, and Franchisor will be entitled to injunctive relief without proving the inadequacy of money damages as a remedy and without posting a bond. If this Agreement is terminated and Franchisor’s rights under Section 17.5 are no longer in effect, on request, Franchisor will execute a termination of such interest.

C.          Survival of Right of First Refusal. Except for termination of this Agreement under Section 17.5.A.3. or in connection with a Transfer consented to by Franchisor under Section 17.5.A.4., Franchisor’s rights under Section 17.5.A. survive early termination of this Agreement and will apply to any Transfer to a Competitor that occurs within six months after such termination.

17.6        Restricted Persons. No Transfer of any Ownership Interest in Franchisee, the Hotel or any Marriott Agreement will be made to a Restricted Person, an Affiliate of a Restricted Person or a Person in which a Restricted Person has an interest or provides funding. Any such Transfer is a default under Section 19.1.B.

17.7        Transfers by Franchisor.

A.          Transfer to Affiliates. Franchisor may Transfer this Agreement to any of its Affiliates that assumes Franchisor’s obligations to Franchisee and is reasonably capable of performing Franchisor’s obligations, without prior notice to, or consent of, Franchisee.

B.          Transfer to Other Persons. Franchisor may Transfer this Agreement to any Person that assumes Franchisor’s obligations to Franchisee, is reasonably capable of performing Franchisor’s obligations and acquires substantially all of Franchisor’s rights in System Hotels, without prior notice to, or consent of, Franchisee. Franchisee agrees that any such Transfer will constitute a release of Franchisor and a novation of this Agreement.

C.          Franchisor’s Successors and Assigns. This Agreement will be binding on and inure to the benefit of Franchisor and its permitted successors and assigns.

18.          PROSPECTUS REVIEW

18.1        Franchisor’s Review of Prospectus. Except as stated in Section 18.2, if any Prospectus uses the Proprietary Marks, identifies the Hotel or Franchisor or its Affiliates or describes the relationship between Franchisor or Franchisee and their respective Affiliates, Franchisee will:

A.          deliver to Franchisor for its review a copy of such Prospectus and all related materials at least 30 days before the earlier of the date such Prospectus is delivered to a potential purchaser, a potential investor or filed with the Securities and Exchange Commission or other governmental authority. Franchisor may require Franchisee to pay its outside counsel costs for the review of such Prospectus;

B.          indemnify, defend and hold harmless Franchisor and its Affiliates in connection with such Prospectus and the offering; and

C.          use any Proprietary Marks in such Prospectus and in any related materials only as consented to by Franchisor.

Franchisor’s review of any Prospectus is conducted solely to determine the accuracy of any description of Franchisor’s relationship with Franchisee and compliance with this Agreement, including the requirements of Section 12.1 and this Section 18, and not to benefit any other Person. Such consent will not constitute an endorsement or ratification of the proposed offering or Prospectus.

18.2        Exemption from Review. Franchisor will waive the requirement for its review of a Prospectus if such Prospectus: (i) only uses the Proprietary Marks in block letters to identify the Hotel, (ii) provides a clear statement that the Hotel is operated under a license from Franchisor, and (iii) provides that Franchisor has not reviewed, endorsed or ratified the proposed offering or Prospectus.

19.          DEFAULT AND TERMINATION

19.1        Immediate Termination. Franchisee will be in default and Franchisor may terminate this Agreement without providing Franchisee any opportunity to cure the default, effective on notice to Franchisee (or on the expiration of any notice or cure period given by Franchisor in its sole discretion or required by Applicable Law), if any of the following occurs:

A.          Financial Defaults.

1.          Franchisee or any Guarantor files a voluntary petition or a petition for reorganization under any bankruptcy, insolvency or similar law;

2.          Franchisee or any Guarantor consents to an involuntary petition under any bankruptcy, insolvency or similar law or fails to vacate any order approving such an involuntary petition within 90 days from the date the order is entered;

3.          Franchisee or Guarantor is unable to pay its debts as they become due;

4.          Franchisee or Guarantor is adjudicated to be bankrupt, insolvent or of similar status by a court of competent jurisdiction;

5.          A receiver, trustee, liquidator or similar authority is appointed over the Hotel;

6.          Execution is levied against the Hotel, Franchisee or any material real or personal property in the Hotel in connection with a final judgment; or

7.          A suit to foreclose any lien, mortgage or security interest in the Hotel or any material personal property at the Hotel, or any security interest in Franchisee is filed and is not vacated within 90 days.

B.           Non-Financial Defaults.

1.          Franchisee or any Guarantor or any other Person that Controls or has an Ownership Interest in Franchisee is or becomes a Restricted Person;

2.          Franchisee or any of its Affiliates or any Guarantor takes any action that constitutes a violation of Applicable Law that adversely affects the Hotel or the System;

3.          Franchisee or any of its Affiliates or any Guarantor becomes a Competitor or an Affiliate of a Competitor or a Transfer occurs that does not comply with the terms of Section 17;

4.          Franchisee or any of its Affiliates that hold a Controlling Ownership Interest in Franchisee or any Guarantor dissolves or liquidates;

5.          Franchisee loses its right to operate or possess the Hotel, or loses ownership of the Hotel; or, if the Hotel is subject to a lease referenced in Item 17 of Exhibit A, Franchisee or the Owner referenced in Item 17 of Exhibit A is in default under such lease, or such lease is terminated for any reason;

6.          the Hotel ceases to operate as a System Hotel;

7.          Franchisee engages in a pattern of underreporting amounts payable to Franchisor under this Agreement involving three or more months within any 24-month period;

8.          a threat to public health or safety occurs from the condition of the Hotel or its operation, that in the opinion of Franchisor, could result in: (i) substantial liability; or (ii) an adverse effect on the Hotel, other System Hotels, the System or the Proprietary Marks and Franchisee fails to close the Hotel and remedy the condition on notice from Franchisor;

9.          the Hotel fails to achieve the thresholds of performance established by the Quality Assurance Program and such failure has not been cured within the applicable cure period; or

10.        any Confidential Information is disclosed in breach of Section 12.

19.2        Default with Opportunity to Cure. Franchisee will be in default and Franchisor may terminate this Agreement for the events listed below, if after 30 days’ notice of default (or such greater number of days given by Franchisor in its sole discretion or as required by Applicable Law), Franchisee fails to cure the default as specified in the notice:

A.         Franchisee fails to timely start and complete construction or conversion of the Hotel or fails to timely open the Hotel in accordance with this Agreement and the Standards; or

B.          Franchisee fails to timely complete any renovation or repair of the Hotel in accordance with this Agreement and the Standards; or

C.          Franchisee and its Affiliates fail to pay any amounts due under the Marriott Agreements; or

D.         any Marriott Agreement is in default or terminated based on a default of Franchisee or its Affiliates (or any Owner referenced in Item 17 of Exhibit A); or

E.            Franchisee or any Interestholder in Franchisee, or any officer, director or employee of Franchisee, is convicted of a Serious Crime or is engaged in conduct that may adversely affect the Hotel, the System, any Franchisor Lodging Facility or Franchisor, and such Person is not terminated from its relationship with Franchisee; or

F.            Franchisee fails to comply with the Standards or there occurs any other breach of the Marriott Agreements, including any representations and warranties by Franchisee; or

G.           Franchisee or Owner is in breach of or default under the lease described in Item 17 of Exhibit A.

19.3       Suspension of Reservation System. If Franchisee is in default under this Agreement and the default is not cured within the cure period (if any), Franchisor may, in addition to any other remedies, suspend the Hotel from the Reservation System while such default remains uncured. Once the default is cured, Franchisor will promptly reconnect the Hotel to the Reservation System. Franchisee waives all claims against Franchisor and its Affiliates arising from any suspension from the Reservation System arising as a result of Franchisee’s default under this Agreement.

19.4       Damages.

A.           Harm to Franchisor. Franchisee agrees that if it fails to operate the Hotel as a System Hotel for the entire Term, Franchisor will incur damages, including loss of future Franchise Fees and Marketing Fund Contributions and loss of opportunities for Development Activities, and that replacement of the Hotel with a comparable hotel will take significant time and effort. Franchisee agrees that it is difficult to calculate such damages over the remainder of the Term and that the liquidated damages provided for in this Agreement are not a penalty and represent a reasonable estimate of fair compensation for the damages that Franchisor will incur. Franchisee acknowledges that if this Agreement is terminated under the circumstances described in clauses 1 through 4 of Section 19.4.B., Franchisor and the System will suffer greater damages due to the increased difficulty in replacing Franchisor Lodging Facilities and the loss of competitive advantage and customer confidence.

B.           Payment of Liquidated Damages. If Franchisor terminates this Agreement due to Franchisee’s default, Franchisee will promptly pay as liquidated damages to Franchisor an amount equal to (i) the average monthly Franchise Fees and Marketing Fund Contributions payable during the immediately preceding 24 months (without giving effect to any discounts or incentives) multiplied by (ii) the lesser of (x) 36 or (y) 1/2 the number of months remaining in the Term (the “LD Amount”), except:

1.          If, in addition to the termination of this Agreement, at least one (but not more than eight) additional franchise, license or management agreement for Franchisor Lodging Facilities between Franchisor and Franchisee, or their respective Affiliates, is terminated within 12 months of the termination of this Agreement, Franchisee will pay 150% of the LD Amount;

2.          If this Agreement is terminated as a result of a Transfer to a Competitor, Franchisee will pay 150% of the LD Amount;

3.          If this Agreement is terminated as a result of a Transfer to a Competitor and at least one (but not more than eight) additional franchise, license or management agreement for Franchisor Lodging Facilities between Franchisor and Franchisee, or their respective Affiliates, is terminated within 12 months of the termination of this Agreement, Franchisee will pay 200% of the LD Amount; or

4.          If, in addition to the termination of this Agreement, at least nine additional franchise, license or management agreements for Franchisor Lodging Facilities between Franchisor and Franchisee, or their respective Affiliates, are terminated within 12 months of the termination of this Agreement, Franchisee will pay 300% of the LD Amount.

If the Hotel had been operating as a System Hotel for less than 24 months prior to termination, the “LD Amount” means (i) the greater of (a) the average monthly Franchise Fees and Marketing Fund Contributions payable for the previous 24 months for all System Hotels on a per room basis multiplied by the number of Guestrooms at the Hotel or (b) the average monthly Franchise Fees and Marketing Fund Contributions payable for the Hotel during the period the Hotel was operating as a System Hotel multiplied by (ii) 36. If either Franchisee or Franchisor believes that such calculation does not fairly represent the Hotel’s projected stabilized performance, it will notify the other, and clause (i) will be replaced by “the average monthly Franchise Fees and Marketing Fund Contributions that would have been payable based on the stabilized Hotel revenue projected by Franchisee in its application, without giving effect to any discounts or incentives.”

C.            Other Remedies. Payment of liquidated damages will not preclude Franchisor from pursuing any equitable or other remedies under Applicable Law (other than recovery of future Franchise Fees and Marketing Fund Contributions) and will not affect the obligations of Franchisee to comply with Section 20.

20.          POST-TERMINATION

20.1       Franchisee Obligations.

A.           De-Identification. On the expiration or other termination of this Agreement, Franchisee will immediately:

1.          cease to operate the Hotel as a System Hotel and not represent or create the impression that it is a present or former franchisee or licensee of Franchisor or that the Hotel is or was previously part of the System, unless required under Section 20.1.A.8. or 9. below;

2.          permanently cease to use, and remove from the Hotel and any other place of business, any Intellectual Property and any other identifying characteristics of the System, including any Electronic Systems, advertising or any articles that display any of the Proprietary Marks or any trade dress or distinctive features or designs associated with the System or Franchisor Lodging Facilities;

3.          remove any signs containing any Proprietary Marks (if Franchisee is unable to remove the signs immediately, Franchisee will cover the signs and remove them within 48 hours);

4.          remove from any internet sites all content under its control related to the System or Franchisor and take all actions necessary to disassociate itself from Franchisor on the internet. Franchisee will, at Franchisor’s option, cancel or assign to Franchisor or its designee, any domain name under the control of Franchisee or its Affiliates that contains any Proprietary Mark, or any mark that Franchisor determines is confusingly similar, including misspellings and acronyms;

5.          cancel any fictitious, trade or assumed name or equivalent registration that contains any Proprietary Mark or any variations, and provide satisfactory evidence to Franchisor of its compliance within 30 days after expiration or termination of this Agreement;

6.          deliver to Franchisor the originals and all copies of any Intellectual Property and all other materials relating to the operation of the Hotel under the System. Franchisee will not retain a copy of any Intellectual Property or other System materials, except for any documents that Franchisee reasonably needs for compliance with Applicable Law. If Franchisor explicitly permits Franchisee to use any Intellectual Property after the termination or expiration date, such use by Franchisee will be in accordance with this Agreement;

7.          cease using any of the Confidential Information or the System and disclosing it to anyone not authorized by Franchisor to receive it;

8.          make such necessary alterations to the Hotel so that the public will not confuse it with a System Hotel. Until such alterations are completed, Franchisee will place a conspicuous sign at the registration desk, stating that the Hotel is no longer a System Hotel; and

9.          advise all customers in accordance with the Standards that the Hotel is no longer a System Hotel.

B.            Other Obligations and Termination Costs. On expiration or termination of this Agreement, Franchisee will (a) comply with the obligations in the Sections referenced under Section 27.8; and (b) promptly pay: (i) all amounts owing to Franchisor; (ii) all of Franchisor’s costs or fees charged for removing the Hotel from the System; and (iii) a reasonable estimate of costs and fees that will be due but have not yet been invoiced (if the estimated payment exceeds actual amounts due, Franchisor will refund the difference to Franchisee). Franchisor will have the right to recover reasonable legal fees and court costs incurred in collecting such amounts. If this Agreement is terminated under Section 21.2, Franchisee will cooperate with Franchisor in pursuing its claim under the business interruption insurance required under this Agreement.

20.2        Franchisor’s Rights on Expiration or Termination. Before or on the expiration or termination of this Agreement, Franchisor may give notice that the Hotel is leaving the System and take any other action related to customers, Travel Management Companies, suppliers and other Persons affected by such expiration or termination.

21.          CONDEMNATION AND CASUALTY

21.1        Condemnation.

A.           Condemnation Notification. Franchisee will promptly notify Franchisor if it receives notice of any proposed taking of any portion of the Hotel by eminent domain, condemnation, compulsory acquisition or similar proceeding by any governmental authority.

B.            Condemnation Restoration. If the condemnation award is sufficient to restore the Hotel to meet the Standards, Franchisee will cause the Hotel to be promptly restored and reopened within a reasonable time.

C.            Condemnation Termination. If the taking in Section 21.1.A. would materially affect the continued operation of the Hotel as a System Hotel, Franchisor or Franchisee may terminate this Agreement, in which case, Franchisor and Franchisee will execute a termination agreement and release on Franchisor’s then-current form, and Franchisee will comply with the post-termination obligations in Section 20.

D.            No Liquidated Damages on Condemnation Termination. A termination under this Section 21.1 will not be a default under this Agreement and Franchisee will not be required to pay liquidated damages. However, Franchisor will be entitled to receive a fair and reasonable portion of any condemnation award to compensate Franchisor for its lost revenue, but not more than the amount of liquidated damages that would have been due under Section 19.4.B.

21.2        Casualty.

A.          Casualty Notification. Franchisee will promptly notify Franchisor if the Hotel is damaged by any casualty.

B.           Casualty Restoration. If the Hotel is damaged by any casualty and the cost to restore the Hotel to the same condition as existed previously is less than 60% of the Hotel’s replacement cost at the time of the casualty, Franchisee will cause the Hotel to be promptly renovated and reopened within a reasonable time under Section 4.

C.           Casualty Termination. If the Hotel is damaged by any casualty and the cost to restore the Hotel to the same condition as existed previously is 60% or more of the Hotel’s replacement cost at the time of the casualty, Franchisee will have 180 days after the date of the casualty to elect whether it will restore the Hotel to its previous condition or terminate this Agreement. If Franchisee elects to restore the Hotel, the Hotel will be promptly renovated and reopened within a reasonable time under Section 4. If Franchisee elects to terminate this Agreement, Franchisor and Franchisee will execute a termination agreement and release on Franchisor’s then-current form and Franchisee will comply with the post-termination obligations in Section 20. Such termination will not affect Franchisor’s right to business interruption insurance proceeds.

D.           No Liquidated Damages on Casualty Termination. A termination under this Section 21.2 will not be a default under this Agreement and Franchisee will not be required to pay liquidated damages unless, before the date on which the Term otherwise would have ended, Franchisee or any of its Affiliates operates an Other Lodging Product at the Approved Location.

22.          COMPLIANCE WITH APPLICABLE LAW; LEGAL ACTIONS

22.1        Compliance with Applicable Law. Franchisee will comply with all Applicable Law, and will obtain all permits, certificates and licenses necessary to operate the Hotel and comply with the Marriott Agreements.

22.2        Notice of Legal Actions. Within seven days of receipt, Franchisee will notify Franchisor and provide copies of: (i) any Claim involving the Hotel, Franchisee or Franchisor; (ii) any judgment, order, or other decree related to the Hotel or Franchisee; or (iii) any inspection reports and warnings about a material failure to meet health or life safety requirements or any other material violation of Applicable Law related to the Hotel or Franchisee. This Section 22.2 will not change any notice requirement that Franchisee may have under any insurance policies.

23.          RELATIONSHIP OF PARTIES

This Agreement does not create a fiduciary relationship between Franchisor and Franchisee. Franchisee is an independent contractor, and neither party is an agent, legal representative, joint venturer, partner or employee of the other for any purpose and Franchisee will make no representation to the contrary. Nothing in this Agreement authorizes Franchisee to make any agreement or representation on Franchisor’s behalf or to incur any obligation in Franchisor’s name.

24.          GOVERNING LAW; INTERIM RELIEF; COSTS OF ENFORCEMENT; WAIVERS

24.1        Governing Law and Jurisdiction.

A.          Governing Law. This Agreement takes effect on its acceptance and execution by Franchisor in Maryland and will be construed under and governed by Maryland law, which law will prevail if there is any conflict of law. Nothing in this Section 24.1 will make the Maryland Franchise Registration and Disclosure Law apply to this Agreement or the relationship between Franchisor and Franchisee, if such law would not otherwise apply.

B.           Jurisdiction. Franchisee expressly and irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Maryland for the purpose of any Dispute. So far as permitted under Maryland law, this consent to personal jurisdiction will be self-operative.

24.2        Equitable Relief. Franchisor is entitled to injunctive or other equitable relief, including restraining orders and preliminary injunctions, in any court of competent jurisdiction for any threatened or actual material breach of the Marriott Agreements or non-compliance with the Standards. Franchisor is entitled to such relief without the necessity of proving the inadequacy of money damages as a remedy, without the necessity of posting a bond and without waiving any other rights or remedies.

24.3        Costs of Enforcement. If either party initiates any legal or equitable action to protect its rights under this Agreement or other Marriott Agreements, the prevailing party will be entitled to recover its costs, including reasonable legal fees.

24.4        WAIVER OF PUNITIVE DAMAGES. EACH OF FRANCHISEE AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY DISPUTE RELATED TO THE HOTEL, THE MARRIOTT AGREEMENTS, THE RELATIONSHIP OF THE PARTIES, OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE. NOTHING IN THIS SECTION 24.4 LIMITS FRANCHISEE’S OBLIGATIONS UNDER SECTION 14.

24.5        WAIVER OF JURY TRIAL. EACH OF FRANCHISEE AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY DISPUTE RELATED TO THE HOTEL, THE MARRIOTT AGREEMENTS, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE.

25.          NOTICES

A.           Written Notices. Subject to Section 25.B., all notices, requests, statements and other communications under this Agreement will be: (i) in writing; (ii) delivered by hand with receipt, or by courier service with tracking capability; and (iii) addressed, (a) in the case of Franchisor, to the address stated in Item 15 of Exhibit A; and (b) in the case of Franchisee, to the address stated in Item 16 of Exhibit A, or in either case at any other address designated in writing by the party entitled to receive the notice. Any notice will be deemed received (i) when delivery is received or first refused, if delivered by hand or (ii) one day after posting of such notice, if sent via overnight courier.

B.            Electronic Delivery. Franchisor may provide Franchisee with electronic delivery of routine information, invoices, the Standards and other System requirements and programs. Franchisor and Franchisee will cooperate with each other to adapt to new technologies that may be available for the transmission of such information.

26.          REPRESENTATIONS AND WARRANTIES

26.1        Existence; Authorization; Ownership; Other Representations.

A.          Existence. Each of Franchisor and Franchisee represents and warrants that it: (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation; and (ii) has and will continue to have the ability to perform its obligations under this Agreement.

B.           Authorization. Each of Franchisor and Franchisee represents and warrants that the execution and delivery of this Agreement and the performance of its obligations under this Agreement: (i) have been duly authorized; (ii) do not and will not violate, contravene or result in a default or breach of (a) any Applicable Law, (b) its governing documents or (c) any agreement, commitment or restriction binding on the relevant party; and (iii) do not require any consent that has not been obtained by the relevant party.

C.           Prior Representations. Franchisee represents and warrants that all of the representations, warranties and information in the application and provided for this Agreement were true as of the time made and are true as of the Effective Date, regardless of whether such representations, warranties and information were provided by Franchisee or another Person.

D.           Restricted Person. Franchisee represents and warrants that Franchisee is not, and that none of its Affiliates (including their directors and officers), Interestholders or the funding sources for any of them, is a Restricted Person.

E.           Ownership of Franchisee. Franchisee represents and warrants that its Interestholders are completely and accurately listed in Attachment Two to Exhibit A. Upon any Transfer under Section 17 or otherwise permitted by Franchisor, Franchisee will provide a list of the names and addresses of the Interestholders and documents necessary to confirm such information and update Attachment Two to Exhibit A.

F.           Ownership of the Hotel. Unless stated in Item 17 of Exhibit A, Franchisee represents and warrants that either: (i) it is the sole owner of the Hotel and holds good and marketable fee title to the Approved Location; or (ii) the Approved Location is subject to a valid purchase contract, and on closing of such contract, Franchisee will be the sole owner of the Hotel and will hold good and marketable fee title to the Approved Location. If the Approved Location is subject to a purchase contract, Franchisee will deliver a copy of the recorded deed in Franchisee’s name to Franchisor no later than the Construction Start Deadline.

26.2        Additional Franchisee Acknowledgments and Representations.

A.          NO RELIANCE. IN ENTERING THIS AGREEMENT, FRANCHISEE REPRESENTS AND WARRANTS THAT IT DID NOT RELY ON, AND NEITHER FRANCHISOR NOR ANY OF ITS AFFILIATES HAS MADE, ANY PROMISES, REPRESENTATIONS, WARRANTIES OR AGREEMENTS RELATING TO THE FRANCHISE, THE HOTEL, OR THE APPROVED LOCATION OR THE SYSTEM, UNLESS CONTAINED IN THIS AGREEMENT.

B.           BUSINESS RISK. FRANCHISEE AGREES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES SUBSTANTIAL BUSINESS RISK, IS A VENTURE WITH WHICH FRANCHISEE HAS RELEVANT EXPERIENCE AND ITS SUCCESS IS LARGELY DEPENDENT ON FRANCHISEE’S ABILITY AS AN INDEPENDENT BUSINESS. FRANCHISOR DISCLAIMS THE MAKING OF, AND FRANCHISEE AGREES IT HAS NOT RECEIVED, ANY INFORMATION, WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO THE POTENTIAL REVENUES, PROFITS OR SUCCESS OF SUCH BUSINESS VENTURE. FRANCHISOR WILL NOT INCUR ANY LIABILITY FOR ANY ERROR, OMISSION OR FAILURE CONCERNING ANY ADVICE, TRAINING OR OTHER ASSISTANCE FOR THE HOTEL PROVIDED TO FRANCHISEE, INCLUDING FINANCING, DESIGN, CONSTRUCTION, RENOVATION OR OPERATIONAL ADVICE.

C.           DISCLOSURE AND NEGOTIATION. FRANCHISEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THE DISCLOSURE DOCUMENT AND THE MARRIOTT AGREEMENTS. FRANCHISEE HAS HAD SUFFICIENT TIME AND OPPORTUNITY TO CONSULT WITH ITS ADVISORS ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT. FRANCHISEE HAS HAD AN OPPORTUNITY TO NEGOTIATE THIS AGREEMENT.

D.           HOLDING PERIODS. FRANCHISEE ACKNOWLEDGES THAT IT RECEIVED A COPY OF THIS AGREEMENT, ITS EXHIBITS AND ATTACHMENTS, IF ANY, AND RELATED AGREEMENTS, IF ANY, AT LEAST SEVEN DAYS BEFORE THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED. FRANCHISEE FURTHER ACKNOWLEDGES THAT IT HAS RECEIVED THE DISCLOSURE DOCUMENT AT LEAST 14 DAYS BEFORE THE DATE ON WHICH IT EXECUTED THIS AGREEMENT OR MADE ANY PAYMENT TO FRANCHISOR IN CONNECTION WITH THIS AGREEMENT.

E.           DISCLOSURE EXEMPTION. NOTWITHSTANDING FRANCHISEE’S ACKNOWLEDGMENT IN SECTION 26.2.D, FRANCHISEE REPRESENTS AND ACKNOWLEDGES THAT THIS FRANCHISE SALE IS FOR MORE THAN $1,084,900, EXCLUDING THE COST OF UNIMPROVED LAND AND ANY FINANCING RECEIVED FROM FRANCHISOR OR ITS AFFILIATES, AND THUS IS EXEMPTED FROM THE FEDERAL TRADE COMMISSION’S FRANCHISE RULE DISCLOSURE REQUIREMENTS PURSUANT TO 16 CFR 436.8(a)(5)(i).

27.          MISCELLANEOUS

27.1        Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which constitute one and the same instrument. Delivery of an executed signature page by electronic transmission is as effective as delivery of an original signed counterpart.

27.2        Construction and Interpretation.

A.          Partial Invalidity. If any term of this Agreement, or its application to any Person or circumstance, is invalid or unenforceable at any time or to any extent, then: (i) the remainder of this Agreement, or the application of such term to Persons or circumstances except those as to which it is held invalid or unenforceable, will not be affected and each term of this Agreement will be valid and enforced to the fullest extent permitted by Applicable Law; and (ii) Franchisor and Franchisee will negotiate in good faith to modify this Agreement to implement their original intent as closely as possible in a mutually acceptable manner.

B.           Non-Exclusive Rights and Remedies. No right or remedy of Franchisor or Franchisee under this Agreement is intended to be exclusive of any other right or remedy under this Agreement at law or in equity.

C.            No Third-Party Beneficiary. Nothing in this Agreement is intended to create any third-party beneficiary or give any rights or remedies to any Person except Franchisor or Franchisee and their respective permitted successors and assigns.

D.            Actions from Time to Time. When this Agreement permits Franchisor to take any action, exercise discretion or modify the System, Franchisor may do so from time to time.

E.            Interpretation of Agreement. Franchisor and Franchisee intend that this Agreement excludes all implied terms to the maximum extent permitted by Applicable Law. Headings of Sections are for convenience and are not to be used to interpret the Sections to which they refer. All Exhibits to this Agreement form an integral part of this Agreement and are incorporated by reference, including all Items of Exhibit A even if such Items are not specifically referred to in this Agreement. Words indicating the singular include the plural and vice versa as the context may require. References to days, months and years are all calendar references. References that a Person “will” do something mean the Person has an obligation to do such thing. References that a Person “may” do something mean a Person has the right, but not the obligation, to do so. References that a Person “may not” or “will not” do something mean the Person is prohibited from doing so. Examples used in this Agreement and references to “includes” and “including” are illustrative and not exhaustive.

F.            Definitions. All capitalized terms in this Agreement have the meaning stated in Exhibit B.

27.3        Reasonable Business Judgment.

A.           Definition. Reasonable Business Judgment means:

1.          For decisions affecting the System, that the rationale for Franchisor’s decision has a business basis that is intended to: (i) benefit the System or the profitability of the System, including Franchisor, regardless of whether some hotels may be unfavorably affected; (ii) increase the value of the Proprietary Marks; (iii) enhance guest, franchisee or owner satisfaction; or (iv) minimize potential brand inconsistencies or customer confusion; and

2.          For decisions unrelated to the System (for example, a requested approval for the Hotel), that the rationale for Franchisor’s decision has a business basis and Franchisor has not acted in bad faith.

B.            Use of Reasonable Business Judgment. Franchisor will use Reasonable Business Judgment when discharging its obligations or exercising its rights under this Agreement, including for any consents and approvals and the administration of Franchisor’s relationship with Franchisee, except when Franchisor has reserved sole discretion.

C.            Burden of Proof. Franchisee will have the burden of establishing that Franchisor failed to exercise Reasonable Business Judgment. The fact that Franchisor or any of its Affiliates benefited from any action or decision, or that another reasonable alternative was available, does not mean that Franchisor failed to exercise Reasonable Business Judgment. If this Agreement is subject to any implied covenant or duty of good faith and Franchisor exercises Reasonable Business Judgment, Franchisee agrees that Franchisor will not have violated such covenant or duty.

27.4         Consents and Approvals. Except as otherwise provided in this Agreement, any approval or consent required under this Agreement will not be effective unless it is in writing and signed by the duly authorized officer or agent of the party giving such approval or consent. Franchisor will not be liable for: (i) providing or withholding any approval or consent; (ii) providing any suggestion to Franchisee; (iii) any delay; or (iv) denial of any request.

27.5        Waiver. The failure or delay of either party to insist on strict performance of any of the terms of this Agreement, or to exercise any right or remedy, will not be a waiver for the future.

27.6        Entire Agreement. This Agreement and the Marriott Agreements are fully integrated and contain the entire agreement between the parties as it relates to this franchise, the Hotel and the Approved Location and, subject to Section 26.1.C, supersede and extinguish all prior statements, agreements, promises, assurances, warranties, representations and understandings, whether written or oral, by any Person. Nothing in this Agreement is intended to require Franchisee to waive reliance on any representations made in the Disclosure Document.

27.7        Amendments. This Agreement may only be amended in a written document that has been duly executed by the parties and may not be amended by conduct manifesting assent, and each party is put on notice that any individual purporting to amend this Agreement by conduct manifesting assent is not authorized to do so.

27.8        Survival. The terms of Sections 11, 12, 13.4, 14, 17.5, 18, 19.4, 20, 21.1.D., 21.2.D. and 24 survive expiration or termination of this Agreement.

{Signatures appear on the following page}

IN WITNESS WHEREOF, Franchisor and Franchisee have caused this Franchise Agreement to be executed, under seal, as of the Effective Date.

FRANCHISOR:

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Michael H. Rosenman	(SEAL)
Name:	Michael H. Rosenman
Title:	Vice President, Owner & Franchise Services

FRANCHISEE:

MOODY NATIONAL YALE-SEATTLE MT, LLC

By:	/s/ Brett C. Moody	(SEAL)
Name:	Brett C. Moody
Title:	President

EXHIBIT A
KEY TERMS

1.	Trade Name(s):	SpringHill Suites by Marriott

2.	Approved Location:	1800 Yale Avenue, Seattle, WA 98101

3.	Effective Date:	May 24, 2016

4.	Term:

Begins on Effective Date and ends on November 2, 2026

If Franchisee has completed all of the requirements by the dates set forth in the Property Improvement Plan attached as Attachment One to Exhibit C to the satisfaction of Franchisor, Franchisor and Franchisee will enter into an amendment to this Agreement such that the Term will expire 15 years from the Effective Date (May 24, 2031).

5.	Franchisor:	Marriott International, Inc., a Delaware corporation

6.	Franchisee:	Moody National Yale-Seattle MT, LLC, a Delaware limited liability company

7.	Number of Guestrooms:	234

8.	Entity that will Operate the Hotel:	Moody National Hospitality Management, LLC

9..	Restricted Territory (SpringHill Suites only):	Not Applicable

10.	Application Fee:	$100,000

11.	Franchise Fees:	5.5% of Gross Room Sales

12.A	Marketing Fund Contribution:	2.5% of Gross Room Sales

12.B	Marketing Fund Contribution Cap:	The total Marketing Fund Contribution will not exceed 3.5% of Gross Room Sales for each month.

13.	Construction Start Deadline:	Not Applicable

14.	Opening Deadline:	Not Applicable

15.	Franchisor Notice Address:	Marriott International, Inc. 10400 Fernwood Road Bethesda, MD 20817 Attn: Law Department 52/923.27

16.	Franchisee Notice Address:	Moody National Yale-Seattle MT, LLC 6363 Woodway Dr., Suite 110 Houston, TX 77057 Attn: David Gould Email: Marriott@moodynational.com

17.	Lease Provisions:

Franchisee represents and warrants that (i) Owner is the sole owner of the Hotel, (ii) the Hotel is leased to Franchisee under a lease between Franchisee and Owner and (iii) Franchisee has all rights and authority relating to the Hotel for the performance of Franchisee’s obligations under this Agreement. If the lease provides for Owner to perform any of Franchisee’s obligations under this Agreement, Franchisee will cause Owner to perform such obligations as required under this Agreement. The existence of the lease and its terms that require Owner to perform Franchisee’s obligations are not an assignment of such obligations to Owner and do not relieve Franchisee of any obligation under this Agreement. The lease will not limit or restrict Franchisor’s rights or remedies under this Agreement in any way.

“Owner” means Moody National Yale-Seattle Holding, LLC, a Delaware limited liability company.

18.	System Hotel-specific terms:	Not Applicable

19.	PIP Walk-through Date:	October 27, 2014

20.	Additional Terms:	Not Applicable

ATTACHMENT TWO
TO EXHIBIT A

OWNERSHIP INTEREST IN FRANCHISEE

Name of Owner	Address	% Interest
OWNERSHIP OF MOODY NATIONAL YALE-SEATTLE MT, LLC
MN Lancaster-Austin MT, Inc.	6363 Woodway, Suite 110 Houston, TX 77057	100% Sole Member
OWNERSHIP OF MN LANCASTER-AUSTIN MT, INC.
Moody National Operating Partnership II, LP	6363 Woodway, Suite 110 Houston, TX 77057	100% Sole Shareholder
OWNERSHIP OF MOODY NATIONAL OPERATING PARTNERSHIP II, LP
Moody National REIT II, Inc.	6363 Woodway, Suite 110 Houston, TX 77057	99.99578185% General Partner
Moody OP Holdings II, LLC	6363 Woodway, Suite 110 Houston, TX 77057	0.004241815% Limited Partner
Moody National LPOP II, LLC	6363 Woodway, Suite 110 Houston, TX 77057	Special Unit Holder
Contributing Limited Partners*
OWNERSHIP OF MOODY NATIONAL REIT II, INC.**
Shareholders	—	100%
OWNERSHIP OF MOODY OP HOLDINGS II, LLC
Moody National REIT II, Inc.	6363 Woodway, Suite 110 Houston, TX 77057	100% Sole Member
OWNERSHIP OF MOODY NATIONAL LPOP II, LLC
Brett C. Moody	6363 Woodway, Suite 110 Houston, TX 77057	100% Sole Member

*Contributing limited partners, if any, will receive a limited partnership interest in Moody National Operating Partnership II, LP, in exchange for a contribution of property.

** Moody National REIT II, Inc. is a publicly-registered, non-traded REIT with over 900 shareholders.

EXHIBIT B
DEFINITIONS

The following terms used in this Agreement have the meanings given below:

“Accessibility Requirements” means the Americans with Disabilities Act and other applicable state laws, codes, and regulations governing public accommodations for persons with disabilities.

“Additional Marketing Programs” means advertising, marketing, promotional, public relations, and sales programs and activities that are not funded by the Marketing Fund, each of which may vary in duration, apply on a local, regional, national, or Category basis, or include other Franchisor Lodging Facilities. Examples include email marketing, internet search engine marketing, transaction-based paid internet searches, sales lead referrals and bookings, cooperative advertising programs, Travel Management Companies programs, incentive awards, gift cards, guest satisfaction programs, complaint resolution programs and Loyalty Programs.

“Affiliate” means, for any Person, a Person that is directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Agreement” means this Franchise Agreement, including any exhibits and attachments, as may be amended.

“Applicable Law” means applicable national, federal, regional, state or local laws, codes, rules, ordinances, regulations, or other enactments, orders or judgments of any governmental, quasi-governmental or judicial authority, or administrative agency having jurisdiction over the Hotel, Franchisee, Guarantor, Franchisor in its capacity as licensor under this Agreement or any of the Marriott Agreements, or the matters that are the subject of this Agreement, including any of the above that prohibit unfair, fraudulent or corrupt business practices and related activities, including any such actions or inactions that would constitute a violation of money laundering or terrorist financing laws and regulations.

“Approved Location” means the site, including all land and easements used for the Hotel, described in Item 2 of Exhibit A.

“Brand” means a hotel brand, trade name, trademark, system, or chain of hotels.

“Case Goods” means furniture and fixtures used in the Hotel such as cabinets, shelves, chests, armoires, chairs, beds, headboards, desks, tables, mirrors, lighting fixtures and similar items.

“Category” means a group of System Hotels designated by Franchisor or its Affiliates based on criteria such as geographic (for example, local, regional, national or international) or other attributes (for example, resorts, urban, or suburban). A Category may have specific Standards or be a descriptive classification.

“Claim” means any demand, inquiry, investigation, action, claim or charge asserted, including in any judicial, arbitration, administrative, debtor or creditor proceeding, bankruptcy, insolvency, or similar proceeding.

“Competitor” means any Person that has a direct or indirect Ownership Interest in a Brand or is an Affiliate of such a Person, or any Person that is a Master Franchisee of a Brand, or any officer or director of such Person, but only if the Brand is comprised of at least: (i) 10 luxury hotels; (ii) 20 full-service hotels; or (iii) 50 limited-service hotels. For purposes of this definition: “luxury” hotels are hotels that had a system average daily rate in excess of $180 for the most recent year; “full-service” hotels are hotels that offer three meals per day and have at least 3,000 square feet of meeting space; and “limited-service” hotels are hotels that are neither “luxury” hotels nor “full-service” hotels. No Person will be considered a Competitor if such Person has an interest in a Brand merely as: (i) a franchisee; (ii) a management company that operates hotels on behalf of multiple brands; or (iii) a passive investor that has no Control over the business decisions of the Brand, such as limited partners or non-Controlling stockholders.

“Confidential Information” means: (i) the Standards; (ii) documents or trade secrets approved for the System or used in the design, construction, renovation or operation of the Hotel; (iii) any Electronic Systems and related documentation; (iv) Guest Profile Data; or (v) any other knowledge, trade secrets, business information or know-how obtained or generated (a) through the use of the System by Franchisee or the operation of the Hotel that Franchisor deems confidential or (b) under any Marriott Agreements.

“Control” (in any form, including “Controlling” or “Controlled”) means, for any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person or the power to veto major policy decisions of such Person. No Person (or Persons acting together) will be considered to have Control of a publicly-traded company merely due to ownership of voting stock of such company if such Persons collectively beneficially own less than 25% of the voting stock of such company.

“Control Affiliate” means an Affiliate of Franchisee that Controls Franchisee.

“Damages” means losses, costs (including legal or attorneys’ fees, litigation costs and settlement payments), liabilities (including employment liabilities, bodily injury, death, property damage and loss, personal injury and mental injury), penalties, interest, and damages of every kind and description.

“Data Protection Laws” means data protection and privacy laws applicable to the Hotel and the System.

“Design Criteria” means those standards for the design of Hotel Improvements and such other information for planning, constructing or renovating and furnishing a System Hotel.

“Design Process” is defined in Section 4.4.

“Development Activities” means the development, promotion, construction, ownership, lease, acquisition, management or operation of: (i) Franchisor Lodging Facilities (including other System Hotels); and (ii) other business operations, in each case by Franchisor or its Affiliates, or the authorization, licensing or franchising to other Persons to conduct similar activities.

“Disclosure Document” means that certain document provided by Franchisor to prospective franchisees of System Hotels as required by the trade regulation rule of the Federal Trade Commission entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” as such document may be updated by Franchisor.

“Dispute” means any disagreement, controversy, or Claim relating to or arising out of any Marriott Agreement, the relationship created by any Marriott Agreement, or the validity or enforceability of any Marriott Agreement.

“Effective Date” means the date stated in Item 3 of Exhibit A.

“Electronic Systems” means all Software, Hardware and all electronic access to Franchisor’s systems and data (including telephone and internet access), licensed or made available to Franchisee, including the Reservation System, the Property Management System, the Yield Management System and any other system established under Sections 7 and 10.

“Electronic Systems Fees” means the fees charged by Franchisor for the Hotel’s use of the Electronic Systems, which fees include the development and incremental operating costs, ongoing maintenance, field support costs and a reasonable return on capital related to such system.

“Electronic Systems License Agreement” means the agreement that is executed by Franchisee as a condition to using the Electronic Systems, the current form of which is included in the Disclosure Document.

“F&B Support Fee” means the fees charged by Franchisor for the food and beverage program for System Hotels, which fees include the development, ongoing sustainment and field support costs and a reasonable return on capital related to such program.

“FF&E” means Case Goods, Soft Goods, signage and equipment (including telephone systems, printers, televisions, vending machines, and Hardware), but excludes any item included in Fixed Asset Supplies.

“Fixed Asset Supplies” means items such as linen, china, glassware, tableware, uniforms and similar items included within “Operating Equipment” under the Uniform System.

“Franchisee” means the Person identified in Item 6 of Exhibit A.

“Franchise Fees” is defined in Section 3.2.

“Franchisor” means the Person identified in Item 5 of Exhibit A, and its successors and assigns.

“Franchisor Lodging Facilities” means all hotels and other lodging facilities, chains, brands, or hotel systems owned, leased, under development, or operated or franchised or licensed, now or in the future, by Franchisor or any of its Affiliates, including: (i) AC Hotels by Marriott; African Pride Hotels; Autograph Collection Hotels; Bvlgari Hotels and Resorts; Courtyard by Marriott Hotels; Delta Hotels and Resorts; Edition Hotels; Fairfield by Marriott Hotels; Fairfield Inn by Marriott Hotels; Fairfield Inn & Suites by Marriott Hotels; Gaylord Hotels; JW Marriott Hotels & Resorts; JW Marriott Marquis Hotels; Marriott Conference Centers; Marriott Executive Apartments; Marriott Hotels, Resorts and Suites; Marriott Marquis Hotels; Moxy Hotels; Protea Hotels; Protea Hotels Fire & Ice!; Renaissance Hotels; Residence Inn by Marriott Hotels; Ritz-Carlton Hotels and Resorts; Ritz-Carlton Reserve; SpringHill Suites by Marriott Hotels; and TownePlace Suites by Marriott Hotels; (ii) whole ownership facilities and other lodging products or concepts, including Grand Residences by Marriott; JW Marriott Residences; Marriott Marquis Residences; The Residences at The Ritz-Carlton and The Ritz-Carlton Residences; (iii) Vacation Club Products, including Marriott Vacation Club, The Ritz-Carlton Club, and The Ritz-Carlton Destination Club; and (iv) any other lodging product or concept developed or used by Franchisor or any of its Affiliates in the future.

“Gross Revenues” means all revenues and receipts of every kind (from both cash and credit transactions, with no reduction for charge backs, credit card service charges, or uncollectible amounts) derived from operating the Hotel. Gross Revenues includes revenues from: (i) Gross Room Sales; (ii) food and beverage sales; (iii) licenses, leases and concessions; (iv) equipment rental; (v) vending machines; (vi) telecommunications services; (vii) parking; (viii) health club or spa revenues; (ix) sales of merchandise; (x) service charges; (xi) condemnation proceeds for a temporary taking; (xii) any proceeds from business interruption or other loss of income insurance; and (xiii) any awards, judgments or settlements representing payment for loss of revenues. Gross Revenues excludes: gratuities received by Hotel employees; value added, room, excise, goods and services, sales or use taxes or any other taxes collected directly from customers or included as part of the sales price of any goods or services; proceeds from the sale of FF&E; and any refunds and credits of a similar nature, paid or returned to customers in the course of obtaining Gross Revenues.

“Gross Room Sales” means all revenues and receipts of every kind that accrue from the rental of Guestrooms (with no reduction for charge backs, credit card service charges, or uncollectible amounts). Gross Room Sales includes: (i) no-show revenue, early departure fees, late check-out fees and other revenues allocable to rooms revenue under the Uniform System; (ii) resort fees and mandatory surcharges for facilities (although inclusion of such fees or surcharges does not constitute approval by Franchisor of such fees and surcharges, which may be limited or prohibited); (iii) attrition or cancellation fees collected from unfulfilled reservations for Guestrooms; (iv) the amount of all lost sales due to the non-availability of Guestrooms in connection with a casualty event, whether or not Franchisee receives business interruption insurance proceeds; and (v) any awards, judgments or settlements representing payment for loss of room sales. Gross Room Sales excludes sales tax, value added tax, or similar taxes on such revenues and receipts.

“Guarantor” means the Person or Persons who guarantee the performance of Franchisee’s obligations under the Marriott Agreements.

“Guaranty” means a guaranty executed by Guarantor for the benefit of Franchisor, the current form of which is included in the Disclosure Document.

“Guest Profile Data” means personally identifiable information, profiles and preferences of guests, including any information from any Loyalty Program.

“Guestroom” means each rentable unit in the Hotel consisting of a room, suite or suite of rooms used for overnight guest accommodation, the entrance to which is controlled by the same key; however, adjacent rooms with connecting doors that can be locked and rented as separate units are considered separate Guestrooms.

“Hardware” means all computer hardware and other equipment (including all upgrades and replacements) required for the operation of any Electronic System.

“Hotel” means: (i) the Approved Location; (ii) Hotel Improvements; and (iii) all FF&E, Fixed Asset Supplies, and Inventories at the Hotel Improvements.

“Hotel Improvements” means the building or buildings containing Guestrooms, Public Facilities, administrative facilities, parking, pools, landscaping, and all other improvements constructed or to be constructed or renovated at the Approved Location.

“Initial Work” is defined in Section 4.2.

“Intellectual Property” means the following items, regardless of the form or medium (for example, paper, electronic, tangible or intangible): (i) all Software, including the data and information processed or stored by such Software; (ii) all Proprietary Marks; (iii) all Confidential Information; and (iv) all other information, materials, and subject matter that are copyrightable, patentable or can be protected under applicable intellectual property laws, and owned, developed, acquired, licensed, or used by Franchisor or its Affiliates for the System.

“Interestholder” means, for any Person, a Person that directly or indirectly holds an Ownership Interest in that Person.

“Inventories” means “Inventories” as defined in the Uniform System, including provisions in storerooms, refrigerators, pantries and kitchens; beverages; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

“Inventory Management” means those inventory management services made available by Franchisor to Franchisee under revenue management or consulting agreements.

“LD Amount” is defined in Section 19.4.B.

“Loyalty Programs” means all loyalty, recognition, affinity, and other programs designed to promote stays at, or usage of, the Hotel, System Hotels and such other Franchisor Lodging Facilities designated by Franchisor or its Affiliates, or any similar, complementary, or successor programs. As of the Effective Date, such programs include “Marriott Rewards,” “Ritz-Carlton Rewards,” and various programs sponsored by airlines, credit card and other companies.

“Management Company” means a management company for the Hotel selected by Franchisee and consented to by Franchisor.

“Management Company Acknowledgment” means an acknowledgment signed by the Management Company, Franchisee and Franchisor, the current form of which is included in the Disclosure Document.

“Marketing Fund” means money collected by Franchisor for Marketing Fund Activities.

“Marketing Fund Activities” is defined in Section 6.2.A.

“Marketing Fund Contribution” is defined in Section 6.2.B.

“Marketing Materials” means all advertising, marketing, promotional, sales and public relations concepts, press releases, materials, concepts, plans, programs, brochures, or other information to be released to the public, whether in paper, digital or electronic, or in any other form of media.

“Marks” means: (i) any trademarks, trade names, trade dress, words, symbols, logos, slogans, designs, insignia, emblems, devices, service marks, and indicia of origin (including taglines, program names, and restaurant, spa or other outlet names); and (ii) any combinations of the above; in each case, whether registered or unregistered.

“Marriott Agreements” means, collectively, this Agreement, any other agreements executed with this Agreement related to the Hotel and any other agreement, whenever executed, related to the Hotel to which Franchisee, Guarantor or any of their respective Affiliates is a party and to which Franchisor or any of its Affiliates is also a party or beneficiary, as such agreements may be amended.

“Master Franchisee” means a Person that has the exclusive rights to develop, operate or sub-license a Brand.

“Opening Date” is defined in Exhibit C.

“Other Lodging Product” means a hotel, Vacation Club Products, whole ownership facilities, condominium, apartment or other similar lodging product that is not a Franchisor Lodging Facility.

“Other Mark(s)” is defined in Section 11.3.

“Ownership Interest” means all forms of legal or beneficial ownership of entities or property, including the following: stock, partnership, limited liability company, joint tenancy, leasehold, proprietorship, trust, beneficiary, proxy, power-of-attorney, option, warrant, and any other interest that evidences ownership or Control, whether direct or indirect (unless otherwise specified).

“Passive Investor Interests” means non-Controlling Ownership Interests in Franchisee.

“Periodic Renovations” is defined in Section 4.3.A.

“Person” means an individual (and the heirs, executors, administrators or other legal representatives of an individual), a partnership, a joint venture, a firm, a company, a corporation, a governmental department or agency, a trustee, a trust, an unincorporated organization or any other legal entity.

“Plans” means construction documents, including a site plan and architectural, mechanical, electrical, civil engineering, plumbing, landscaping and interior design drawings and specifications.

“Property Management System” means all property management systems (including all Software, Hardware and electronic access) designated by Franchisor for use in the front office, back-of-the-office or other operations of System Hotels.

“Proprietary Marks” means any Marks, whether owned currently by Franchisor or any of its Affiliates or later developed or acquired, that are used or registered by Franchisor or one of its Affiliates, or by usage are associated with one or more System Hotels.

“Prospectus” means any registration statement, memorandum, offering document, or similar document for the sale or transfer of an Ownership Interest.

“Public Facilities” means the lobby areas, meeting rooms, convention or banquet facilities, restaurants, bars, lounges, corridors and other similar facilities at the Hotel.

“Quality Assurance Program” means the program that Franchisor uses to monitor guest satisfaction and the operations, facilities and services at System Hotels.

“Reasonable Business Judgment” is defined in Section 27.3.A.

“Reservation System” means any reservation system designated by Franchisor for System Hotels (including Software, Hardware and related electronic access).

“Restricted Person” means a Person identified by any government or legal authority as a Person with whom Franchisor or its Affiliates are prohibited from transacting business, including a Person: (i) described in Section 1 of U.S. Executive Order 13224; (ii) directly or indirectly owned or controlled by the government of any country that is subject to an embargo by the United States; and (iii) acting on behalf of a government of any country that is subject to such an embargo.

“Sales Agent” means a representative of Franchisor or its Affiliates who acts on behalf of Franchisee for: (i) Inventory Management; (ii) booking reservations at the Hotel or other booking activities, including accessing the Reservation System; or (iii) sales activities, including arranging group sales.

“Serious Crime” means a crime punishable by either or both: (i) imprisonment of one year or more; or (ii) payment of a fine or penalty of $10,000 (or the foreign currency equivalent) or more.

“Similar Marks” is defined in Section 11.2.6.

“Soft Goods” means wall and floor coverings, window treatments, carpeting, bedspreads, lamps, artwork, decorative items, pictures, wall decorations, upholstery, textile, fabric, vinyl and similar items used in the Hotel.

“Software” means all computer software (including all future upgrades and modifications) and related documentation provided by Franchisor or designated suppliers for the Electronic Systems.

“Standards” means Franchisor’s manuals, procedures, systems, guides, programs (including the Quality Assurance Program), requirements, directives, specifications, Design Criteria, and such other information and initiatives for operating System Hotels.

“System” means the Standards, Intellectual Property, the Electronic Systems, the Marketing Fund Activities, Additional Marketing Programs, Marketing Materials, training programs, and other elements that Franchisor or its Affiliates have designated for System Hotels.

“System Hotel” means a hotel operated by Franchisor, an Affiliate of Franchisor, or a franchisee or licensee of Franchisor or its Affiliates under the trade name(s) identified in Item 1 of Exhibit A in any of the 50 States of the United States of America, the District of Columbia and Canada, and excludes any other Franchisor Lodging Facility or other business operation.

“Taxes” means taxes, levies, imposts, duties, fees, charges or liabilities imposed by any governmental authority, including any interest, additions to tax or penalties applicable to any of the foregoing.

“Term” is defined in Section 2.1.

“Transfer” means any absolute or conditional sale, conveyance, transfer, assignment, exchange, lease or other disposition.

“Travel Costs” means all travel, food and lodging, living, and other out-of-pocket costs.

“Travel Management Companies” means travel agencies, online travel agencies, group intermediaries, wholesalers, concessionaires, and other similar travel companies.

“Uniform System” means the Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, 2014, as published by the American Hotel & Lodging Educational Institute, or any later edition, revision or replacement that Franchisor designates.

“Vacation Club Products” means timeshare, fractional, interval, vacation club, destination club, vacation membership, private membership club, private residence club, and points club products, programs and services and includes other forms of products, programs and services where purchasers acquire an ownership interest, use or other rights to use determinable leisure units on a periodic basis and pay in advance for such ownership interest, use or other right.

“Yield Management System” means any yield management system (including all Software, Hardware and electronic access) designated by Franchisor for use by System Hotels.

EXHIBIT C
CHANGE OF OWNERSHIP

In order for the Hotel to continue to operate as a System Hotel, the Agreement is modified by, and the Hotel is to be renovated under, the terms of this Exhibit C and Section 4.4.

1.            Franchisee acknowledges that the following modifications are made to the Agreement:

A.          “Opening Date” means October 15, 2001.

B.          All references in Sections 3.2, 6.2.B. and 13.3.A. to “Opening Date” are deleted and replaced by references to “Effective Date.”

C.          The following are added to Section 26.2:

“F.          NO ENDORSEMENT. FRANCHISEE ACKNOWLEDGES THAT FRANCHISOR DID NOT APPROVE, RECOMMEND, ENDORSE OR PARTICIPATE IN ANY DECISIONS ABOUT THE TERMS OF ANY TRANSACTION UNDER WHICH FRANCHISEE ACQUIRED CONTROL OF THE HOTEL, INCLUDING THE PURCHASE PRICE, AND DID NOT COMMENT ON ANY FINANCIAL PROJECTIONS SUBMITTED TO FRANCHISEE.

G.        EXISTING AGREEMENTS. FRANCHISEE AGREES TO BE BOUND BY ALL AGREEMENTS BETWEEN THE PRIOR FRANCHISEE OF THE HOTEL AND FRANCHISOR OR ITS AFFILIATES, SUCH AS LICENSE, SERVICE OR REVENUE MANAGEMENT AGREEMENTS AND ANY OTHER AGREEMENTS RELATING TO THE HOTEL.”

2.            Franchisee represents that it has paid Franchisor’s outside legal counsel fees and costs incurred for the preparation and negotiation of the Marriott Agreements.

3.            Property Improvement Plan.

A.          Property Improvement Plan. Based on an inspection of the Hotel, the property improvement plan prepared by Franchisor attached to this Exhibit C as Attachment One outlines the renovation requirements for the Hotel to continue to operate as a System Hotel (the “PIP”). All renovations, furniture, fixtures and equipment will conform to the then-current System specifications at the time such work is completed. Completion of the PIP does not satisfy Franchisee’s obligation to renovate the Hotel under Section 4.3.

B.          Material Change Review. If any material changes to the Hotel occur after the date stated in Item 19 of Exhibit A, then Franchisor may re-inspect the Hotel (“Material Change Review”) and modify the PIP to address such material changes. Franchisee will complete the modified PIP, including any additional requirements, to Franchisor’s satisfaction. Franchisee and its contractors will cooperate fully with any inspections Franchisor conducts under a Material Change Review.

C.          PIP Deadlines. Franchisee will perform each item in the PIP by the date stated in the PIP with respect to such item. Time is of the essence, but the deadlines for completion of items in the PIP will be equitably extended for any delay caused by acts of nature, terrorism, strikes, war, governmental restrictions or other causes beyond Franchisee’s control (excluding for the avoidance of doubt, unavailability of financing). If Franchisee wishes to extend such deadlines, Franchisee will make a written request giving the reasons for the delay. Franchisor may, in its sole discretion, extend such deadlines, but no extension will be granted for more than six months. For any extension, Franchisor may require Franchisee to pay its then-current extension fee. The extension fee will be paid to Franchisor with the request for the extension and is nonrefundable unless Franchisor declines to grant the requested extension.

C-1

D.          Permits and Certifications. Franchisee will obtain all permits and certifications required for lawful renovation and operation of the Hotel, including zoning, access, sign, building permits and fire requirements, and if requested, will certify that it has obtained all such permits and certifications.

E.          Compliance. Franchisee will ensure that the Hotel complies with Applicable Law, the Standards and Design Criteria, including the Fire Protection and Life Safety Standards (even if such Standards exceed local code requirements).

F.          Franchisee’s Responsibilities. Franchisee is responsible for the entire cost of renovating, equipping, supplying and furnishing the Hotel as a System Hotel.

G.          Site Visits. During renovation, Franchisor’s representatives may visit the job site at any time to observe the work, and Franchisee, its contractors and subcontractors will cooperate fully with any such site visits. Upon request, Franchisee will submit photos showing the progress of renovation to Franchisor. Franchisor may submit any deficiencies or discrepancies to Franchisee, and Franchisee will promptly correct such items. If any site visits and inspections are necessary to ensure the Hotel complies with the PIP, Franchisor may charge its then-current fee for the time spent inspecting the Hotel plus Travel Costs.

H.          Accessibility Certification. Franchisee will not be deemed to have satisfied the requirements of the PIP until Franchisee delivers a certification from its architect, licensed professional engineer, or recognized expert consultant on Accessibility Requirements in the form attached to this Exhibit C as Attachment Two.

I.          Fire Protection and Life Safety Certification. Franchisee will not be deemed to have satisfied the requirements of the PIP until Franchisee has (i) delivered a certification in the form attached to this Exhibit C as Attachment Three that verifies the Hotel complies with Franchisor’s fire protection and life safety Standards and the fire protection and life safety systems of the Hotel are operational, or (ii) retained Franchisor and paid Franchisor the then-current testing and inspection fee to test and inspect the fire protection and life safety systems of the Hotel, and such testing and inspection verifies the Hotel complies with Franchisor’s fire protection and life safety Standards and the fire protection and life safety systems of the Hotel are operational. Any such certification must be issued by a third party licensed fire protection engineer, engineer, or recognized expert consultant on fire and life safety requirements that has been approved by Franchisor. Franchisor may require that such certification be issued by a party that has not participated in the design of the fire protection and life safety systems of the Hotel.

J.          Completion. Franchisee will not be deemed to have satisfied the requirements of the PIP until Franchisor has confirmed completion.

C-2

ATTACHMENT ONE
TO EXHIBIT C

PROPERTY IMPROVEMENT PLAN

All items must be completed within twelve (12) months after the Effective Date, unless otherwise noted with respect to a particular item.

1.0	ADA

1.1	ADA CERTIFICATION REQUIREMENT

.1	As required in the Agreement, the attached ADA Certification (see Attachment A) must be completed and submitted to Franchisor by the Property Improvement Plan (PIP) completion date.

2.0	TECHNOLOGY

.1	Marriott’s Guestroom Entertainment Platform: All hotels with expiring television contracts must install this new platform by November 30, 2016. If your television contract expires within the timeframe of your PIP, you must install the new Guestroom Entertainment platform to be compliant. For information on how to install, visit Guestroom Entertainment on MGS or email guestroomentertainment@marriott.com.

.2	Install approved RFID/BLE locks on all doors including, but not limited to, guestrooms, exterior entrances, fitness, pool, back of house and guest laundry. Age of lock will determine retrofit strategy or full replacement. Conduct a hotel site survey with lock vendor to determine if any additional hardware (upgraded/new on Property Lock PC, handheld lock programmer/lock interrogator, etc.) is needed to create and deliver Mobile Key. Install (1) Mobile Key Station (formerly known as KEYosk or Key Printer) near each elevator bank on lobby level. 0-6 yrs. old: Retrofit required. 6-10 yrs. old: Recommended replacement, minimum retrofit required. 10+ yrs. old: Required replacement, minimum retrofit required. – due by 12/31/2017

3.0	SITE / BUILDING EXTERIOR

3.1	BUILDING EXTERIOR

.1	Repair exterior building finishes to a “like-new” condition.

.2	Replace trash receptacles with decorative trash receptacles to be compatible with main building interior.

.3	Verify the condition of all exterior windows, doors, frames, sills, and seal, and repair/replace as necessary to prevent wind, rain and noise from leaking into building.

.4	Replace all exterior graphics and signage (i.e., monument, building, directional signs, and parking lot graphics) with current SpringHill Suites by Marriott brand standard.

.5	Reimage exterior and paint exterior (must have approval from Franchisor before work begins) – due by 12/31/2018.

C-3

3.2	LANDSCAPING

.1	Replace all landscaping and submit comprehensive landscaping plan to Franchisor – due by 12/31/2018.

3.3	BUILDING INTERIOR

.1	Complete all requirements of an 18 year renovation per Springhill Suites Renovation Requirements and product specifications. Due in connection with the next renovation and update required pursuant to Section 11.1.B. of the Agreement – due by 12/2018.

MUST ORDER FFE BY: 6/1/2018

MUST BEGIN CONSTRUCTION BY: 10/1/2018

.2	Must implement the current SpringHill Suites by Marriott décor package or submit a custom décor package for Franchisor review and approval prior to installation.

.3	Expand Exercise Room to include additional equipment (all equipment must meet SpringHill Suites by Marriott brand standard requirements). This may require encroaching on adjacent room(s), expanding exterior wall, or relocating space to a new area of the Hotel. Plans must be submitted to Franchisor for approval prior to beginning work. Expanded Fitness Rooms is now a standard in New Build prototypes. SpringHill Suites by Marriott brand standards are under review by Franchisor for existing hotels. An expansion is required in order to keep hotels competitive in their market – due by 12/31/2018.

3.4	GUESTROOMS

.1	Modify existing divider wall between living and sleeping areas, by creating a short wall and adding an acrylic accent panel (due in conjunction with next renovation - December 2018).

.2	Convert existing Double Double rooms to Queen Queen rooms – due by 12/31/2018.

3.5	GUESTROOM BATH

.1	Convert tubs to showers in 100% of King and 50% of Double/Double room types (due in conjunction with next renovation - December 2018).

4.0	FIRE PROTECTION AND LIFE SAFETY

4.1	GENERAL

.1	Provide documentation that the fire alarm system has been inspected, tested, and approved within 6 months of the Effective Date.

.2	Provide documentation that the sprinkler system has been inspected, tested, and approved within 6 months of the Effective Date.

.3	Provide documentation that the fire alarm system is monitored by a 3rd party central station that receives signals transmitted from the fire panel within 6 months of the Effective Date.

.4	If the property has an emergency generator on site, provide documentation that it has been recertified within 18 months of the Effective Date.

.5	Replace any carbon monoxide detector older than 6 years in age or beyond the manufacturer’s recommended age within 6 months of the Effective Date.

C-4

ATTACHMENT TWO
TO EXHIBIT C

ADA CERTIFICATION

(to be completed by Franchisee’s architect, engineer, or ADA consultant)

In connection with the SpringHill Suites Seattle Downtown/South Lake Union, WA (the “Hotel”), I hereby certify to Moody National Yale-Seattle MT, LLC and to Marriott International, Inc. that:

I have used professionally reasonable efforts to ensure that the Hotel complies with the requirements of the Americans with Disabilities Act (“ADA”), and all other related or similar state and local laws, regulations, and other requirements governing public accommodations for persons with disabilities in effect at the time that this certification is made; and

In my professional judgment, the Hotel does in fact comply with such requirements.

By:

Print Name:

Firm:

Date:

C-5

ATTACHMENT THREE
TO EXHIBIT C

FIRE & LIFE SAFETY CERTIFICATION

(to be completed by Franchisee’s third-party licensed fire protection engineer, engineer or fire and life safety consultant)

In connection with the SpringHill Suites Seattle Downtown/South Lake Union, WA (the “Hotel”), I hereby certify to Moody National Yale-Seattle MT, LLC and to Marriott International, Inc. that:

I have used professionally reasonable efforts to ensure that the Hotel complies with Marriott International, Inc.’s Fire Protection and Life Safety Standards in effect as of the [EFFECTIVE DATE OF AGREEMENT] ; and

In my professional judgment, the Hotel does in fact comply with such standards.

By:

Print Name:

Firm:

Date:

C-6

AMENDMENT TO FRANCHISE AGREEMENT
REQUIRED BY THE STATE OF WASHINGTON

Franchisor and Franchisee, parties to the attached Franchise Agreement (the “Agreement”), agree to amend the Agreement (the “Amendment”) as follows:

1.          The Director of the Washington Department of Financial Institutions requires that certain provisions contained in franchise documents be amended to be consistent with Washington law, including the Washington Franchise Investment Protection Act, RCW 19.100.010 to 19.100.940 (the “Act”), which provides certain rights to franchisees. In recognition of the Act, the parties agree that:

a.           The provisions of the Act may supersede the provisions in the Agreement relating to Franchisee’s relationship with Franchisor, including provisions relating to renewal, termination and transfer of the franchise. If the Agreement contains a provision that is inconsistent with the Act, the Act will control.

b.          The Act provides that, if there is a conflict between the Act and a state law of another state designated as governing in the franchise agreement, the provisions of the Act will control.

c.         The Act contains limitations as to releases or waivers of a franchisee’s rights under the Act; except that the Act provides that these limitations do not apply when a release or waiver is executed pursuant to a negotiated settlement after the franchise agreement is in effect and where the parties are represented by independent counsel. If there are provisions in the Agreement that unreasonably restrict or limit rights or remedies under the Act, those provisions may not be enforceable.

2.          Each provision of this to the Agreement will be effective only to the extent that the jurisdictional requirements of the Washington law applicable to the provision are met independently of this Amendment to the Agreement. This Amendment to the Agreement will have no force or effect if such jurisdictional requirements are not met.

3.          Franchisor reserves the right to challenge the applicability of any law that declares provisions in the Agreement void or unenforceable.

{Signatures appear on the following page}

IN WITNESS WHEREOF, Franchisor and Franchisee have caused this Amendment to the Agreement to be executed, under seal, as of the Effective Date of the Agreement.

FRANCHISOR:

MARRIOTT INTERNATIONAL, INC.

By:	(SEAL)
Name:
Title:

FRANCHISEE:

MOODY NATIONAL YALE-SEATTLE MT, LLC

By:	(SEAL)
Name:
Title:

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GUARANTY

This Guaranty (“Guaranty”) is executed as of ___________, 2016 (“Effective Date”) by Moody National REIT II, Inc. , a Maryland corporation, and Brett C. Moody (jointly and severally), (“Guarantor”) for the benefit of Marriott International, Inc., a Delaware corporation (“Franchisor”).

In consideration of and as an inducement to Franchisor to execute the SpringHill Suites by Marriott Franchise Agreement dated ____________, 2016 (as such agreement may be amended, the “Agreement”), between Franchisor and Moody National Yale-Seattle MT, LLC, a Delaware limited liability company (“Franchisee”), for the hotel located at 1800 Yale Avenue, Seattle, WA 98101, Guarantor agrees as follows:

1.          Unconditional Guaranty. Guarantor unconditionally guarantees that all of Franchisee’s obligations under the Marriott Agreements will be punctually paid and performed. On default by Franchisee and notice from Franchisor, Guarantor will immediately make each payment and perform each obligation required by Franchisee under the Marriott Agreements. Franchisor may extend, modify or release any indebtedness or obligation of Franchisee, or settle, adjust or compromise any Claim against Franchisee without notice to Guarantor, and any such action will not affect the obligations of Guarantor under this Guaranty.

2.          Waiver of Notices. Guarantor waives (i) notice of any amendment of any of the Marriott Agreements and (ii) notice of demand for payment or performance by Franchisee. Guarantor’s guarantee applies to any extension or renewal of any of the Marriott Agreements. Guarantor unconditionally and irrevocably waives notice of acceptance of this Guaranty, presentment, demand, diligence, protest and dishonor or of any other notice to which Guarantor otherwise might be entitled under Applicable Law.

3.          Obligations of Guarantor.

A.          No Limitations. The obligations of Guarantor under this Guaranty will not be reduced, limited, terminated, discharged, impaired or otherwise affected by (i) Franchisee’s failure to pay a fee or provide consideration to Guarantor for the issuance of this Guaranty; (ii) the occurrence or continuance of a default under any of the Marriott Agreements; (iii) any assignment of any of the Marriott Agreements; (iv) any amendment, waiver, consent or other action taken related to any Marriott Agreement, including any discounts or extensions of time for payment of any amounts due under any of Marriott Agreement or extensions of time for the performance of any obligation of Franchisee under any Marriott Agreement; (v) the voluntary or involuntary liquidation, sale or other disposition of all or any portion of Franchisee’s assets, or the receivership, insolvency, bankruptcy, reorganization or similar proceedings affecting Franchisee or its assets or the release or discharge of Franchisee from any of its obligations under any Marriott Agreement; or (vi) any change of circumstances, whether or not foreseeable, and whether or not any such change could affect the risk of Guarantor.

B.          Changes to the Marriott Agreements. Any modifications, amendments, waivers or consents to the Marriott Agreements may be agreed to or granted without the approval or consent of Guarantor.

4.          Payment and Performance. This Guaranty constitutes a guaranty of payment and performance and not of collection. Guarantor waives any right to require Franchisor to proceed, by way of set-off or otherwise, against (i) Franchisee; (ii) any assets of Franchisee; (iii) any assets of Franchisee held by any Person as security; or (iv) any other guarantor.

5.          Preferences or Other Return Payments. This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time payment under any of the Marriott Agreements is rescinded or must otherwise be restored or returned by Franchisor due to the insolvency, bankruptcy or reorganization of Franchisee or Guarantor, all as though such payment had never been made.

6.          Notices. All notices and other communications will be: (i) in writing; (ii) delivered by hand with receipt, or by courier service with tracking capability; and (iii) addressed as provided below or at any other address designated in writing by Guarantor. Any notice will be deemed received (i) when delivery is received or first refused, if delivered by hand or (ii) one day after posting of such notice, if sent via overnight courier.

7.          Joint and Several Liability. If more than one Person has executed this Guaranty as a Guarantor, the liability of each Guarantor will be joint, several and primary.

8.          Death of Guarantor. On the death of any individual Guarantor, the estate of such Guarantor will be bound by this Guaranty but only for defaults and obligations existing at the time of death. In such event, the obligations of any other Guarantors will continue in full force and effect.

9.          Existence; Authorization; Prior Representations.

A.          Existence. Each Guarantor that is not an individual represents and warrants that it: (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) has, and will continue to have, the ability to perform its obligations under this Guaranty.

B.          Authorization. Each Guarantor represents and warrants that the execution and delivery of this Guaranty and the performance of its obligations under this Guaranty: (i) have been duly authorized; (ii) do not and will not violate, contravene or result in a default or breach of (a) any Applicable Law, (b) its governing documents or (c) any agreement, commitment or restriction binding on the relevant party; and (iii) do not require any consent that has not been properly obtained by the relevant party.

C.          Prior Representations. Guarantor represents and warrants that all of the information in the application and provided in the Marriott Agreements, was true as of the time made and is true as of the Effective Date, regardless of whether such representations and warranties were provided by Franchisee or another Person.

D.          Restricted Persons. Guarantor represents that neither Guarantor nor any of its Affiliates (including their directors and officers), the Interestholders or the funding sources for any of them, is a Restricted Person.

10.          Governing Law; Jurisdiction. This Guaranty will be construed under and governed by Maryland law which law will prevail if there is any conflict of law. Guarantor expressly and irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Maryland for the purpose of any Dispute relating to this Guaranty. So far as is permitted under Maryland law, this consent to personal jurisdiction will be self-operative.

11.          Costs of Enforcement. Guarantor agrees to pay all costs, including reasonable legal fees, incurred by Franchisor and its Affiliates to enforce or protect any rights or to collect any amounts due under this Guaranty or any other Marriott Agreement.

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12.          WAIVER OF PUNITIVE DAMAGES. EACH OF GUARANTOR AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY DISPUTE RELATED TO THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE.

13.          WAIVER OF JURY TRIAL. EACH OF GUARANTOR AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY DISPUTE RELATED TO THIS GUARANTY, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH THE ABOVE.

14.          Counterparts. This Guaranty may be executed in any number of counterparts, each of which will be deemed an original and all of which constitute one and the same instrument. Delivery of an executed signature page by electronic transmission is as effective as delivery of an original signed counterpart.

15.          Definitions. All capitalized terms not defined in this Guaranty have the meaning stated in the Agreement.

16.          Waiver. Franchisor’s failure to exercise any right or to insist on compliance by Guarantor with any provision of this Guaranty will not constitute a waiver of Franchisor’s right to demand later full compliance with any provision of this Guaranty.

17.          Amendments. This Guaranty may only be amended in a written document that has been duly executed by the parties and may not be amended by conduct manifesting assent, and each party is put on notice that any individual purporting to amend this Guaranty by conduct manifesting assent is not authorized to do so.

18.          Survival. The provisions of Sections 1, 7, 10, 11, 12 and 13 will survive the expiration or termination of the Agreement.

{Signatures appear on the following page}

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty, under seal, as of the Effective Date.

GUARANTOR:

MOODY NATIONAL REIT II, INC.

By:	(SEAL)
Name:
Title:

(SEAL)
Brett C. Moody, an Individual

ADDRESS FOR NOTICES TO GUARANTOR:

6363 Woodway Drive, Suite 110

Houston, TX 77057

Marriott@moodynational.com

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MANAGEMENT COMPANY ACKNOWLEDGMENT

This Management Company Acknowledgment (this “Acknowledgment”) is executed on __________, 2016 (“Effective Date”) by Marriott International, Inc., a Delaware corporation (“Franchisor”), Moody National Yale-Seattle MT, LLC, a Delaware limited liability company (“Franchisee”) and Moody National Hospitality Management, LLC, a Texas limited liability company (“Management Company”).

RECITAL

Management Company has entered into an agreement (“Management Agreement”) with Franchisee to operate the hotel located at 1800 Yale Avenue, Seattle, WA 98101 (the “Hotel”), under the SpringHill Suites by Marriott Franchise Agreement dated __________, 2016 (as such agreement may be amended, the “Agreement”) between Franchisor and Franchisee.

NOW, THEREFORE, in consideration of the promises in this Acknowledgment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.          Franchisor’s Consent.

A.          Consent and Grant. Franchisor consents to the operation of the Hotel by Management Company on behalf of Franchisee and grants to Management Company the right to use the System to operate the Hotel in compliance with the Standards, this Acknowledgment and the Agreement. Franchisor’s consent is personal to Management Company, and this Acknowledgment is not assignable by Franchisee or Management Company. Such consent and grant will terminate without notice to Management Company on: (i) the expiration or termination of the Agreement; (ii) the execution of another management company acknowledgment with respect to the Hotel by Franchisor, Franchisee and another management company; or (iii) the execution of an amendment to the Agreement consenting to the operation of the Hotel by Franchisee.

B.          Change in Circumstances. If there is a change in Control of Management Company or if Management Company becomes a Competitor (or an Affiliate of a Competitor) or a Restricted Person (or an Affiliate of a Restricted Person) or if Management Company becomes the principal operator for a Competitor or if there is a material adverse change to the financial condition or operational capacity of Management Company, Franchisee will promptly notify Franchisor of any such change. In such circumstance, Management Company will be subject to the consent process under the Agreement as if it were a new operator of the Hotel.

C.          Withdrawal of Consent. If Management Company breaches any provision of the Agreement, Franchisor may withdraw its consent for Management Company to operate the Hotel.

2.          Management Company Representations. Management Company represents and warrants to Franchisor that: (i) neither it nor any Person that controls Management Company has been convicted of a Serious Crime; (ii) neither Management Company nor any Affiliate of Management Company is a Competitor; (iii) the Management Agreement is valid, binding and enforceable, contains no terms that may cause a breach of the Agreement and is for a term of not less than five years; and (iv) neither Management Company nor any Affiliate of Management Company is a Restricted Person.

3.          Management Company and Franchisee Acknowledgments. Management Company and Franchisee acknowledge that:

A.          Management Company will have the exclusive authority and responsibility for the day-to-day management of the Hotel on behalf of Franchisee. The general manager of the Hotel will be an employee of Management Company and devote his or her full time and attention to the management and operation of the Hotel and will have successfully completed Franchisor’s mandatory management training program required by the Standards. Management Company will promptly inform Franchisor whenever it hires a general manager. In addition to the general manager, the other department managers of the Hotel will be employees of the Management Company, while other staff at the Hotel may be employed by Franchisee;

B.          Management Company will operate the Hotel in strict compliance with the Standards. Management Company will comply with the terms of the Agreement for the management and operation of the Hotel, including those related to Intellectual Property, as if Management Company had executed the Agreement as “Franchisee.” Management Company, however, will have no rights under the Agreement except as stated in this Acknowledgment and such rights do not constitute a franchise or license to Management Company. If Franchisee delegates the insurance obligations under the Agreement to Management Company, Management Company will satisfy such obligations. Management Company will comply with Applicable Law;

C.          Franchisor may enforce directly against Management Company all terms in the Agreement regarding Intellectual Property and the management and operation of the Hotel (including insurance, if such obligations have been delegated to Management Company). Franchisor will have the right to seek and obtain all remedies against the Management Company available at law and in equity for Management Company’s failure to comply with the terms of this Acknowledgment, in addition to any remedies Franchisor may have against Franchisee;

D.          Management Company assigns, and will cause each of its employees or independent contractors who contributed to System modifications to assign, to Franchisor, in perpetuity throughout the world, all rights, title and interest (including the entire copyright and all renewals, reversions and extensions of such copyright) in and to such System modifications. Except to the extent prohibited by Applicable Law, Management Company waives, and will cause each of its employees or independent contractors who contributed to System modifications to waive, all “moral rights of authors” or any similar rights in such System modifications (for purposes of this Section 3, “modifications” includes any derivatives and additions);

E.          Management Company will execute or cause to be executed and deliver to Franchisor, any documents, and take any actions required by Franchisor to protect the title in any System modifications;

F.          Any default under the Agreement caused solely by Management Company will constitute a default under the Management Agreement, and Franchisee will have the right to terminate the Management Agreement;

G.          Franchisee and Management Company will not modify the Management Agreement in any way that is inconsistent with the Agreement or this Acknowledgment;

H.          Franchisee will not allow the Management Agreement to expire or terminate the Management Agreement without providing Franchisor at least 30 days’ notice, unless Franchisee needs to remove Management Company on an expedited basis due to theft, fraud or other material defaults of Management Company or a default under the Agreement caused by Management Company; and

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I.          Management Company will perform the day-to-day operations of the Hotel. Franchisor may communicate directly with Management Company and the managers at the Hotel about day-to-day operations of the Hotel and Franchisor may rely on such statement of the managers and the Management Company. Franchisor will under no circumstances direct or control such Hotel operations.

4.          Existence. Each party represents and warrants that it: (i) is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation; and (ii) has and will continue to have the ability to perform its obligations under this Acknowledgment.

5.          Authorization. Each party represents and warrants that the execution and delivery of this Acknowledgment and the performance of its obligations under this Acknowledgment: (i) have been duly authorized, (ii) do not and will not violate, contravene or result in a default or breach of (a) any Applicable Law, (b) its governing documents or (c) any agreement, commitment or restriction binding on the relevant party; and (iii) do not require any consent that has not been properly obtained by the relevant party. Each of Management Company and Franchisee represents that it has the right to perform its obligations under this Acknowledgment as of the Effective Date and covenants that it will continue to have such right as long as this Acknowledgment remains in effect.

6.          Controlling Agreement. If any provision of the Agreement or this Acknowledgment conflicts with the Management Agreement, the provision of the Agreement or this Acknowledgment will control.

7.          No Release. Franchisee will remain responsible for the performance of all obligations under the Agreement. This Acknowledgment will not release Franchisee from any liability or obligation under the Agreement.

8.          Definitions. All capitalized terms not defined in this Acknowledgment have the meaning stated in the Agreement.

9.          Counterparts. This Acknowledgment may be executed in any number of counterparts, each of which will be deemed an original and all of which constitute one and the same instrument. Delivery of an executed signature page by electronic transmission is as effective as delivery of an original signed counterpart.

10.          Governing Law. This Acknowledgment will be construed under and governed by the Maryland law, which law will prevail if there is any conflict of law. Management Company expressly and irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Maryland for the purpose of any Dispute related to this Acknowledgment. So far as permitted under Maryland law, this consent to personal jurisdiction will be self-operative.

11.          Management Company’s Address. Management Company’s mailing address is provided on the signature page. Management Company agrees to provide notice to both Franchisee and Franchisor if there is any change in Management Company’s mailing address.

12.          Partial Invalidity. If any term of this Acknowledgment, or its application to any Person or circumstance, is invalid or unenforceable at any time or to any extent, then (i) the remainder of this Acknowledgment, or the application of such term to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected and each term of this Acknowledgment will be valid and enforced to the fullest extent permitted by Applicable Law; and (ii) Franchisor, Franchisee and Management Company will negotiate in good faith to modify this Acknowledgment to implement their original intent as closely as possible in a mutually acceptable manner.

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13.          No Third-Party Beneficiary. Nothing in this Acknowledgment is intended to create any third-party beneficiary or give any rights or remedies to any Person other than Franchisor and its permitted successors and assigns.

14.          Equitable Relief. Franchisor is entitled to injunctive or other equitable relief, including restraining orders and preliminary injunctions, in any court of competent jurisdiction for any threatened or actual material breach of this Acknowledgment or non-compliance with the Standards. Franchisor is entitled to such relief without the necessity of proving the inadequacy of money damages as a remedy, without the necessity of posting a bond and without waiving any other rights or remedies.

15.          WAIVER OF PUNITIVE DAMAGES. EACH OF MANAGEMENT COMPANY, FRANCHISEE AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY DISPUTE RELATED TO THE HOTEL, THIS ACKNOWLEDGMENT, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE.

16.          WAIVER OF JURY TRIAL. EACH OF MANAGEMENT COMPANY, FRANCHISEE AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY DISPUTE RELATED TO THE HOTEL, THIS ACKNOWLEDGMENT, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE.

17.          Costs of Enforcement. If either party initiates any legal or equitable action to protect its rights under this Acknowledgment or other Marriott Agreements, the prevailing party is entitled to recover its costs, including reasonable legal fees.

18.          Entire Agreement. This Acknowledgment and the Marriott Agreements are fully integrated and contain the entire agreement between the parties as it relates to the Hotel and the Approved Location and supersede all prior understandings and writings.

19.          Amendments. This Acknowledgment may only be amended in a written document that has been duly executed by the parties and may not be amended by conduct manifesting assent, and each party is put on notice that any individual purporting to amend this Acknowledgment by conduct manifesting assent is not authorized to do so.

20.          Survival. The terms of Sections 3, 14, 15, 16 and 17 survive expiration or termination of this Acknowledgment and, to the extent applicable to Management Company, Section 27.8 of the Agreement.

{Signatures appear on the following page}

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IN WITNESS WHEREOF, the parties have executed this Acknowledgment, under seal, as of the Effective Date.

FRANCHISOR:

MARRIOTT INTERNATIONAL, INC.

By:	(SEAL)
Name:
Title:

FRANCHISEE:

MOODY NATIONAL YALE-SEATTLE MT, LLC

By:	(SEAL)
Name:
Title:

MANAGEMENT COMPANY:

MOODY NATIONAL HOSPITALITY MANAGEMENT, LLC

By:	(SEAL)
Name:
Title:

ADDRESS FOR MANAGEMENT COMPANY:

6363 Woodway Dr., Suite 110

Houston, TX 77057

Marriott@moodynational.com

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ELECTRONIC SYSTEMS LICENSE AGREEMENT

This Electronic Systems License Agreement (this “License Agreement”) is executed on ___________, 2016 (the “Effective Date”) between Marriott International, Inc. (“Franchisor”) and Moody National Yale-Seattle MT, LLC (“Franchisee”).

RECITALS

A.          As of the Effective Date, Franchisor and Franchisee have entered into a SpringHill Suites by Marriott franchise agreement (the “Franchise Agreement”) to operate the Hotel located at 1800 Yale Avenue, Seattle, WA 98101 under the System.

B.          Franchisee is required to use the Electronic Systems that are made available under this License Agreement for the operation of the Hotel under the Franchise Agreement.

NOW, THEREFORE, in consideration of the promises in this License Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Franchisor and Franchisee agree as follows:

1.          Limited Grant. Franchisor grants to Franchisee a limited, non-exclusive license to use the Electronic Systems. Franchisee acknowledges that the Electronic Systems may be modified, enhanced, replaced or may become obsolete, and that new Electronic Systems may be created to meet the needs of the System and continual changes in technology.

2.          Term. The term of this License Agreement begins on the Effective Date and ends on expiration or termination of the Franchise Agreement. For each Electronic System, the license begins on the date it is installed and ends on this License Agreement’s termination or when such Electronic System is no longer used as part of the System for operating the Hotel.

3.          Ownership of the Electronic Systems. The Electronic Systems that are proprietary to Franchisor or third-party vendors, as applicable, will remain their sole property, and Franchisee will not contest such ownership.

4.          Support Services. Franchisor will use commercially reasonable efforts to maintain and support the Electronic Systems (the “Support Services”) during the term of this License Agreement. The Support Services may be provided by Franchisor or third-party vendors.

5.          Fees and Costs. Franchisee will pay the fees and costs for the Electronic Systems as provided in the Franchise Agreement.

6.          Use of the Electronic Systems. Franchisee will use the Electronic Systems exclusively for operating the Hotel under the Franchise Agreement.

7.          Confidentiality Obligations. Franchisee will treat the Electronic Systems as Confidential Information under the Franchise Agreement. Franchisee will ensure that only authorized Persons have access to the Electronic Systems and that the Electronic Systems are only used for their intended purpose. Franchisee will not, without the consent of Franchisor or any applicable third-party vendor, copy, reverse engineer, modify or provide unauthorized access to the Electronic Systems or any of its components. Franchisee will not attempt to disregard or circumvent any measures used by Franchisor to safeguard the Electronic Systems and the Intellectual Property.

8.          Suspension. Franchisor reserves the right to suspend Franchisee’s access to any Electronic System in order to protect the Intellectual Property or the intellectual property of third-party vendors.

9.          Third-Party Vendors. Franchisee will comply with the terms of any license for any of the Electronic Systems provided by a third-party vendor. Any third-party vendor will have the right to enforce such terms directly against Franchisee. Franchisor will have no liability for Franchisee’s use of any Electronic System provided by a third-party vendor. Franchisee may be required to execute agreements with third-party vendors in order to obtain access to certain Electronic Systems.

10.          Preferred Vendors. Franchisor may designate a third-party vendor of the Electronic Systems as a preferred vendor and require Franchisee to use the Electronic Systems provided by the preferred vendor.

11.          NO ENDORSEMENT OR WARRANTY. FRANCHISOR DOES NOT ENDORSE OR MAKE ANY REPRESENTATION OR WARRANTY ABOUT ANY ELECTRONIC SYSTEM PROVIDED BY THIRD-PARTY VENDORS, INCLUDING PREFERRED VENDORS. FRANCHISOR PROVIDES THE ELECTRONIC SYSTEMS AND THE SUPPORT SERVICES ON AN AS-IS BASIS. FRANCHISOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND CUSTOM OR USAGE IN THE TRADE, RELATED TO FRANCHISEE’S USE OF THE ELECTRONIC SYSTEMS AND THE SUPPORT SERVICES.

12.          Limitation on Liability. Franchisor is not liable for any loss or damage arising out of the use or failure of any Electronic Systems or Support Services, including corruption or loss of data, and Franchisee waives any right to, or claim of, any direct, exemplary, incidental, indirect, special, consequential or other similar damages (including loss of profits) in connection with the use, inability to use, breach or failure of any Electronic Systems or Support Services, even if Franchisor has been advised of the possibility of such damage, breach or failure. To the extent permissible, Franchisor will use reasonable efforts to make available for Franchisee any warranties or other similar protections provided by Franchisor’s vendors with respect to the Electronic Systems.

13.          Indemnification. Franchisee will indemnify, defend and hold harmless Franchisor and its Affiliates (and each of their respective predecessors, successors, assigns, current and former directors, officers, shareholders, subsidiaries, employees and agents), against all Claims and Damages, including allegations of negligence by such Persons, to the fullest extent permitted by Applicable Law, arising from or related to Franchisee’s use of the Electronic Systems or any failure by Franchisee to comply with this License Agreement. Franchisee’s obligations in this Section are incorporated into Franchisee’s indemnification obligations in the Franchise Agreement.

14.          Software License Rights Upon Termination. The Software that Franchisee will purchase through Franchisor is generally not assignable to Franchisee upon termination of this License Agreement (“Non-Assignable Software”). When this License Agreement terminates, Franchisee will not have any right to use the Non-Assignable Software. At Franchisee’s request, Franchisor will use reasonable efforts to facilitate the assignment of any Software that is assignable (“Assignable Software”). On termination of this License Agreement, Franchisee will delete both Assignable Software and Non-Assignable Software obtained through Franchisor. Franchisee may reinstall Assignable Software using copies obtained by Franchisee directly from the applicable vendor.

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15.          Governing Law. This License Agreement takes effect upon its acceptance and execution by Franchisor in Maryland and will be construed under and governed by Maryland law, which law will prevail if there is any conflict of law.

16.          WAIVER OF PUNITIVE DAMAGES. EACH OF FRANCHISEE AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY DISPUTE RELATED TO THE HOTEL, THE MARRIOTT AGREEMENTS, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE. NOTHING IN THIS SECTION 16 LIMITS FRANCHISEE’S OBLIGATIONS UNDER SECTION 13.

17.          WAIVER OF JURY TRIAL. EACH OF FRANCHISEE AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY DISPUTE RELATED TO THE HOTEL, THE MARRIOTT AGREEMENTS, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE.

18.          Notices. All notices and other communications under this License Agreement will be in writing and will be delivered as provided in the Franchise Agreement.

19.          Counterparts. This License Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which constitute one and the same instrument. Delivery of an executed signature page by electronic transmission is as effective as delivery of an original signed counterpart.

20.          Construction and Interpretation.

A.          Partial Invalidity. If any term of this License Agreement, or its application to any Person or circumstance, is invalid or unenforceable at any time or to any extent, then: (i) the remainder of this License Agreement, or the application of such term to Persons or circumstances except those as to which it is held invalid or unenforceable, will not be affected and each term of this License Agreement will be valid and enforced to the fullest extent permitted by Applicable Law; and (ii) Franchisor and Franchisee will negotiate in good faith to modify this License Agreement to implement their original intent as closely as possible in a mutually acceptable manner.

B.          Non-Exclusive Rights and Remedies. No right or remedy of Franchisor or Franchisee under this License Agreement is intended to be exclusive of any other right or remedy under this License Agreement at law or in equity.

C.          No Third-Party Beneficiary. Nothing in this License Agreement is intended to create any third-party beneficiary or give any rights or remedies to any Person other than Franchisor or Franchisee and their respective permitted successors and assigns.

D.          Actions from Time to Time. When this License Agreement permits Franchisor to take any action, exercise discretion or modify the System, Franchisor may do so from time to time.

E.          Interpretation of Agreement. Franchisor and Franchisee intend that this Agreement excludes all implied terms to the maximum extent permitted by Applicable Law. Headings of Sections are for convenience and are not to be used to interpret the Sections to which they refer. Words indicating the singular include the plural and vice versa as the context may require. References that a Person “will” do something mean the Person has an obligation to do such thing. References that a Person “may” do something mean a Person has the right, but not the obligation, to do so. References that a Person “may not” and “will not” do something mean a Person is prohibited from doing so.

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F.          Definitions. All capitalized terms not defined in this License Agreement have the meaning stated in the Franchise Agreement.

21.          Entire Agreement. This License Agreement and the Marriott Agreements are fully integrated and contain the entire agreement between the parties as it relates to the Hotel and the Approved Location and supersede all prior understandings and writings.

22.          Amendments. This License Agreement may only be amended in a written document that has been duly executed by the parties and may not be amended by conduct manifesting assent, and each party is put on notice that any individual purporting to amend this License Agreement by conduct manifesting assent is not authorized to do so.

23.          Survival. The provisions of Sections 3, 7, 11, 12, 13, 14, 15, 16, 17 and 20 will survive expiration or termination of this License Agreement.

{Signatures appear on the following page}

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IN WITNESS WHEREOF, Franchisor and Franchisee have caused this License Agreement to be executed, under seal, as of the Effective Date.

FRANCHISOR:

MARRIOTT INTERNATIONAL, INC.

By:	(SEAL)
Name:
Title:

FRANCHISEE:

MOODY NATIONAL YALE-SEATTLE MT, LLC

By:	(SEAL)
Name:
Title:

5

OWNER AGREEMENT

This Owner Agreement (“Agreement”) is executed on ________, 2016 (the “Effective Date”), by Marriott International, Inc., a Delaware corporation (“Franchisor”), Moody National Yale-Seattle MT, LLC, a Delaware limited liability company (“Franchisee”), and Moody National Yale-Seattle Holding, LLC, a Delaware limited liability company (“Owner”).

RECITALS

A.          Franchisor and Franchisee are parties to the SpringHill Suites by Marriott Franchise Agreement dated ____________, 2016 (the “Franchise Agreement”) relating to the Hotel, a copy of which is attached as Exhibit C.

B.          Franchisee and Owner have entered into a lease (the “Lease”). Franchisee will lease the Hotel from Owner and will operate the Hotel as a System Hotel.

NOW, THEREFORE, in consideration of the promises in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.          ACKNOWLEDGMENTS AND COMPLIANCE

1.1          Acknowledgments. Owner acknowledges that:

A.           Franchisor has granted to Franchisee a limited, non-exclusive license to use the Proprietary Marks and the System to operate the Hotel as a System Hotel under the terms of the Franchise Agreement for the Term;

B.          Franchisee is obligated to operate the Hotel as a System Hotel for the Term; and

C.           Owner will benefit from the operation of the Hotel as a System Hotel.

1.2          Compliance; Confidential Information.

A.          Compliance. If Owner has undertaken such obligations in the Lease, Owner will develop, construct and maintain the Hotel in strict compliance with the Marriott Agreements and the Standards as if Owner had executed the Franchise Agreement as “Franchisee.” Owner will procure the insurance required under the Franchise Agreement if it is not obtained by Franchisee. Owner will comply with Applicable Law. Owner, however, will not be responsible for the operation of the Hotel or payment obligations under the Franchise Agreement.

B.          Confidential Information. Owner will maintain the confidentiality of any Confidential Information in compliance with Section 12 of the Franchise Agreement. Owner will obtain no other rights to use the Intellectual Property or to operate the Hotel as a System Hotel.

C.          Not a Franchise or License. This Agreement does not constitute a separate franchise or license to Owner.

2.          TERM.

The term of this Agreement will begin on the Effective Date and will expire at the end of the Term of the Franchise Agreement unless this Agreement is terminated earlier. If the Franchise Agreement is renewed or extended, this Agreement will automatically be extended to expire at the end of the renewal Term or extended Term of the Franchise Agreement.

3.          PROVISIONS OF THE LEASE.

The following terms will be considered incorporated into the Lease. If the Lease has inconsistent terms, the terms below will control:

A.          Possession and Control. Franchisee will have exclusive possession of the Hotel and exclusive control of the day-to-day operations of the Hotel for a term that is no shorter than the Term.

B.          Compliance with Franchise Agreement. The Hotel will be operated in compliance with the Franchise Agreement, and the Franchise Agreement will control in case of conflict with the Lease.

4.          OWNER’S OBLIGATION TO CURE DEFAULTS UNDER FRANCHISE AGREEMENT.

Franchisor will copy Owner on any notice of default issued to Franchisee under the Franchise Agreement. Owner must cure such default on behalf of Franchisee during the cure period stated in the default notice.

5.          RIGHTS AND OBLIGATIONS ON TERMINATION OF FRANCHISE AGREEMENT

5.1          New Franchise Agreement or Management Agreement. On Franchisor’s request, and if Franchisor terminates the Franchise Agreement due to a default that is not caused by Owner, Owner will elect to either:

A.           enter into (or cause a substitute franchisee to enter into) a new franchise agreement with Franchisor, in which case Owner (or such substitute franchisee) will execute such agreement, together with any related agreements required by Franchisor, to be effective on the date of the termination of the Franchise Agreement (“New Franchise Agreement”). The New Franchise Agreement will be in a form contained in the then-current Disclosure Document, except that (a) the Franchise Fees will be the same as in the Franchise Agreement; and (b) the term will be the remaining Term of the Franchise Agreement; or

B.          enter into a management agreement with an Affiliate of Franchisor, in which case Owner will execute such agreement, together with any related agreements required by Franchisor, to be effective on the date of the termination of the Franchise Agreement (“Management Agreement”). The Management Agreement will be in Franchisor’s standard form and the term will be equal to or longer than the remaining Term of the Franchise Agreement.

Owner will notify Franchisor of its election under this Section within 30 days of the date Owner receives the notice of termination of the Franchise Agreement and will enter into the applicable agreement within 30 days of its election. If the Franchise Agreement is terminated before a New Franchise Agreement or a Management Agreement is signed, Owner will execute a short-term agreement to operate the Hotel under the terms and conditions of the Franchise Agreement on an interim basis until the New Franchise Agreement or Management Agreement is executed.

5.2          Qualifications for a New Franchise Agreement. To obtain a New Franchise Agreement, the franchisee must be, as determined by Franchisor in its sole discretion: (i) financially capable and responsible; (ii) sufficiently qualified in managerial skills and operational capacity (unless a third party management company consented to by Franchisor will operate the Hotel); and (iii) able to perform the obligations of the New Franchise Agreement. Such franchisee will provide Franchisor all information reasonably requested to determine that it meets Franchisor’s then-current qualifications for franchisees of System Hotels.

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5.3          Additional Obligations. If Franchisor does not make a request under Section 5.1 to continue the relationship with Owner, after termination of this Agreement and the Franchise Agreement, Owner and Franchisee will be obligated, jointly and severally, to remove the Hotel from the System, pay all amounts due, including liquidated damages and comply with the post-termination obligations in Section 9 of this Agreement and Section 20 of the Franchise Agreement. Franchisor may enforce the Franchise Agreement directly against Owner as if Owner were the Franchisee under the Franchise Agreement.

6.          RIGHTS AND OBLIGATIONS ON TERMINATION OF THE LEASE

If Owner terminates the Lease due to a default by Franchisee, Owner and Franchisor will proceed in accordance with Section 5. However, if there is a dispute between Owner and Franchisee about the termination of the Lease, and Franchisee retains possession of the Hotel, Franchisor may permit Franchisee to continue to operate the Hotel under the Franchise Agreement as long as it retains possession. Franchisor’s rights under this Agreement will be reserved pending resolution of the dispute between Owner and Franchisee.

7.          TRANSFERS

7.1          Owner’s Transfer Rights. Owner agrees that its rights and duties in this Agreement are personal to Owner, and that Franchisor entered into this Agreement in reliance on the business skill, financial capacity and character of Owner and its Affiliates and their principals. Given that Owner may obtain a franchise under Section 5, the Hotel or any Ownership Interest in Owner, a Control Affiliate or the Hotel, may be Transferred only in accordance with Section 17 of the Franchise Agreement, as if Owner were “Franchisee.” This Agreement may not be Transferred without Franchisor’s prior consent.

7.2          Competitor Right of First Refusal. Owner acknowledges that Franchisor’s rights under Section 17.5.A. of the Franchise Agreement are rights in real estate. Franchisor may record such interest in the appropriate real estate records of the jurisdiction where the Hotel is located, and Owner will cooperate in such filing. Owner agrees that damages are not an adequate remedy if Owner breaches its obligations under this Section, and Franchisor will be entitled to injunctive relief if available without proving the inadequacy of money damages as a remedy and without posting a bond. If this Agreement is terminated and Franchisor’s rights under this Section are no longer in effect, on request, Franchisor will execute a termination of such interest.

7.3          Transfers by Franchisor.

A.          Transfer to Affiliates. Franchisor may Transfer this Agreement to any of its Affiliates that assume Franchisor’s obligations to Owner and is reasonably capable of performing Franchisor’s obligations, without prior notice to, or consent of, Owner.

B.          Transfer to Other Persons. Franchisor may Transfer this Agreement to any Person that assumes Franchisor’s obligations to Owner, is reasonably capable of performing Franchisor’s obligations, and acquires substantially all of Franchisor’s rights for System Hotels, without prior notice to, or consent of, Owner. Owner agrees that any such Transfer will constitute a release of Franchisor and a novation of this Agreement.

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C.          Franchisor’s Successors and Assigns. This Agreement will be binding on and inure to the benefit of Franchisor and its permitted successors and assigns.

8.          DEFAULTS AND TERMINATION

8.1          Immediate Termination.

A.          Defaults Applicable to Owner under Franchise Agreement. If Owner would be in default under Section 19.1 of the Franchise Agreement as if Owner were “Franchisee,” then Owner will be in default and Franchisor may terminate this Agreement without providing Owner any opportunity to cure the default. This termination is effective on notice to Owner or on the expiration of any notice or cure period given by Franchisor in its sole discretion or required by Applicable Law.

B.          Defaults under Franchise Agreement Caused by Owner. If Franchisor terminates the Franchise Agreement based on a default that is caused by an act or omission of Owner, Franchisor may, on notice to Owner and without further action, immediately terminate this Agreement and the Hotel’s relationship with the System and require Owner to comply with Section 9.

8.2          Default with Opportunity to Cure.

A.          Defaults Applicable to Owner under Franchise Agreement. Owner will be in default and Franchisor may terminate this Agreement for the events listed in Section 19.2 of the Franchise Agreement to the extent such default is applicable to Owner, if after 30 days’ notice of default (or such greater number of days given by Franchisor in its sole discretion or as required by Applicable Law), Owner fails to cure the default as specified in the notice.

B.          Defaults under this Agreement. Owner will be in default and Franchisor may terminate this Agreement if Owner fails to cure any default under this Agreement after 30 days’ notice of default (or such greater number of days given by Franchisor in its sole discretion or as required by Applicable Law).

9.          POST-TERMINATION OBLIGATIONS OF OWNER

If the Franchise Agreement and this Agreement are terminated and Franchisee fails to perform any post-termination obligation under the Franchise Agreement, Franchisor may enforce the Franchise Agreement directly against Owner as if Owner were “Franchisee,” and Owner will perform, or cause to be performed, all post-termination obligations of Franchisee under Section 20.1.A of the Franchise Agreement.

10.          CONDEMNATION AND CASUALTY

A.          Condemnation. Owner will promptly notify Franchisor if it receives notice of any proposed taking of any portion of the Hotel by eminent domain, condemnation, compulsory acquisition or similar proceeding by any governmental authority, and will cause the Hotel to be restored and reopened if and as required under Section 21.1 of the Franchise Agreement. Franchisor will be entitled to receive a fair and reasonable portion of any condemnation award as provided under Section 21.1 of the Franchise Agreement.

B.          Casualty. Owner will promptly notify Franchisor if the Hotel is damaged by any casualty, and will cause the Hotel to be renovated and reopened if and as required under Section 21.2 of the Franchise Agreement.

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11.          FINANCING OF THE HOTEL

Owner and each Interestholder in Owner may grant a lien or other security interest in the Hotel or the revenues of the Hotel, or pledge Ownership Interests in Owner or a Control Affiliate as collateral for the financing of the Hotel. If any Person exercises its rights under such lien, security interest or pledge, Franchisor will have the rights under Section 8.1 of this Agreement and Section 19.1 of the Franchise Agreement. Owner will not pledge this Agreement as collateral or grant a security interest in this Agreement.

12.          GOVERNING LAW; INTERIM RELIEF; COSTS OF ENFORCEMENT

12.1        Governing Law. This Agreement takes effect on its acceptance and execution by Franchisor in Maryland and will be construed under and governed by Maryland law, which law will prevail if there is any conflict of law. Owner expressly and irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Maryland for the purpose of any Dispute related to this Agreement. So far as permitted under Maryland law, this consent to personal jurisdiction will be self-operative.

12.2        Equitable Relief. Franchisor is entitled to injunctive or other equitable relief, including restraining orders and preliminary injunctions, in any court of competent jurisdiction for any threatened or actual material breach of the Marriott Agreements or non-compliance with the Standards. Franchisor is entitled to such relief without the necessity of proving the inadequacy of money damages as a remedy, without the necessity of posting a bond and without waiving any other rights or remedies.

12.3        Costs of Enforcement. If either party initiates any legal or equitable action to protect its rights under this Agreement, the prevailing party will be entitled to recover its costs, including reasonable legal fees.

12.4        WAIVER OF PUNITIVE DAMAGES. EACH OF OWNER, FRANCHISEE AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY DISPUTE RELATED TO THIS AGREEMENT, THE MARRIOTT AGREEMENTS, THE HOTEL, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE.

12.5        WAIVER OF JURY TRIAL. EACH OF OWNER, FRANCHISEE AND FRANCHISOR ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY DISPUTE RELATED TO THIS AGREEMENT, THE MARRIOTT AGREEMENTS, THE HOTEL, THE RELATIONSHIP OF THE PARTIES OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE ABOVE.

13.          NOTICES

Subject to Section 25.B of the Franchise Agreement, all notices, requests, statements and other communications under this Agreement will be (i) in writing; (ii) delivered by hand with receipt, or by courier service with tracking capability; and (iii) addressed as provided in Exhibit B or at any other address designated in writing by the party entitled to receive the notice. Any notice will be deemed received (i) when delivery is received or first refused, if delivered by hand or (ii) one day after posting of such notice, if sent via overnight courier.

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14.          REPRESENTATIONS AND WARRANTIES

A.          Existence. Each party represents and warrants that it (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation; and (ii) has and will continue to have the ability to perform its obligations under this Agreement.

B.          Authorization. Each of Franchisor, Franchisee and Owner represents and warrants that the execution and delivery of this Agreement and the performance of its obligations under this Agreement: (i) have been duly authorized; (ii) do not and will not violate, contravene or result in a default or breach of (a) any Applicable Law, (b) its governing documents or (c) any agreement, commitment or restriction binding on the relevant party; and (iii) do not require any consent that has not been obtained by the relevant party.

C.          Restricted Person. Owner represents and warrants that Owner is not, and that none of its Affiliates (including their directors and officers), Interestholders or the funding sources for any of them, is a Restricted Person.

D.          Ownership of Owner. Owner represents and warrants that its Interestholders are completely and accurately listed in Exhibit A. If there have been changes, Owner will provide a list of the names and addresses of the Interestholders and documents necessary to confirm such information and update Exhibit A.

E.          Ownership of the Hotel. Owner represents and warrants that it is the sole owner of the Hotel and holds good and marketable fee title to the Approved Location.

15.          MISCELLANEOUS

15.1        Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which constitute one and the same instrument. Delivery of an executed signature page by electronic transmission is as effective as delivery of an original signed counterpart.

15.2        Construction and Interpretation.

A.          Partial Invalidity. If any term of this Agreement, or its application to any Person or circumstance, is invalid or unenforceable at any time or to any extent, then (i) the remainder of this Agreement, or the application of such term to Persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected and each term of this Agreement will be valid and enforced to the fullest extent permitted by Applicable Law; and (ii) Franchisor, Franchisee and Owner will negotiate in good faith to modify this Agreement to implement their original intent as closely as possible in a mutually acceptable manner.

B.          Non-Exclusive Rights and Remedies. No right or remedy of Franchisor, Franchisee or Owner under this Agreement is intended to be exclusive of any other right or remedy under this Agreement at law or in equity.

C.          No Third-Party Beneficiary. Nothing in this Agreement is intended to create any third-party beneficiary or give any rights or remedies to any Person except Franchisor, Franchisee and Owner and their respective permitted successors and assigns.

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D.          Interpretation of Agreement. Franchisor and Franchisee intend that this Agreement excludes all implied terms to the maximum extent permitted by Applicable Law. Headings of Sections are for convenience and are not to be used to interpret the Sections to which they refer. All Exhibits to this Agreement are incorporated by reference. Words indicating the singular include the plural and vice versa as the context may require. References to days, months and years are all calendar references. References that a Person “will” do something mean the Person has an obligation to do so. References that a Person “may” do something mean a Person has the right, but not the obligation, to do so. References that a Person “may not” or “will not” do something mean the Person is prohibited from doing so.

E.          Definitions. All capitalized terms not defined in this Agreement have the meaning stated in the Franchise Agreement.

15.3        Reasonable Business Judgment.

A.          Use of Reasonable Business Judgment. Franchisor will use Reasonable Business Judgment when discharging its obligations or exercising its rights under this Agreement, including for any consents and approvals and the administration of Franchisor’s relationship with Owner, except when Franchisor has reserved sole discretion.

B.          Burden of Proof. Owner will have the burden of establishing that Franchisor failed to exercise Reasonable Business Judgment. The fact that Franchisor or any Affiliate of Franchisor benefited from any action or decision or that another reasonable alternative was available does not mean that Franchisor failed to exercise Reasonable Business Judgment. If this Agreement is subject to any implied covenant or duty of good faith and Franchisor exercises Reasonable Business Judgment, Owner agrees that Franchisor will not have violated such covenant or duty.

15.4        Waiver. The failure or delay of either party to insist on strict performance of any of the terms of this Agreement, or to exercise any right or remedy, will not be a waiver for the future.

15.5        Entire Agreement. This Agreement and the Marriott Agreements are fully integrated and contain the entire agreement between the parties as it relates to the Hotel and the Approved Location and supersede all prior understandings and writings.

15.6        Amendments. This Agreement may only be amended in a written document that has been duly executed by the parties and may not be amended by conduct manifesting assent, and each party is put on notice that any individual purporting to amend this Agreement by conduct manifesting assent is not authorized to do so.

15.7        Survival. The terms of Sections 1, 5, 9, 10 and 12 survive expiration or termination of this Agreement and, to the extent applicable to Owner, Section 27.8 of the Franchise Agreement.

{Signatures appear on the following page}

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IN WITNESS WHEREOF, the parties have caused this Owner Agreement to be executed, under seal, as of the Effective Date.

FRANCHISOR:

MARRIOTT INTERNATIONAL, INC.

By:	(SEAL)
Name:
Title:

FRANCHISEE:

MOODY NATIONAL YALE-SEATTLE MT, LLC

By:	(SEAL)
Name:
Title:

OWNER:

MOODY NATIONAL YALE-SEATTLE HOLDING, LLC

By:	(SEAL)
Name:
Title:

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EXHIBIT A
OWNERSHIP INTERESTS IN OWNER

Name of Owner	Address	% Interest
OWNERSHIP OF Moody National Yale-Seattle Holding, LLC
Moody National Operating Partnership II, LP	6363 Woodway, Suite 110 Houston, TX 77057	100% Sole Member
OWNERSHIP OF MOODY NATIONAL OPERATING PARTNERSHIP II, LP
Moody National REIT II, Inc.	6363 Woodway, Suite 110 Houston, TX 77057	99.99578185% General Partner
Moody OP Holdings II, LLC	6363 Woodway, Suite 110 Houston, TX 77057	0.004241815% Limited Partner
Moody National LPOP II, LLC	6363 Woodway, Suite 110 Houston, TX 77057	Special Unit Holder
Contributing Limited Partners*
OWNERSHIP OF MOODY NATIONAL REIT II, INC.**
Shareholders	—	100%
OWNERSHIP OF MOODY OP HOLDINGS II, LLC
Moody National REIT II, Inc.	6363 Woodway, Suite 110 Houston, TX 77057	100% Sole Member
OWNERSHIP OF MOODY NATIONAL LPOP II, LLC
Brett C. Moody	6363 Woodway, Suite 110 Houston, TX 77057	100% Sole Member

*Contributing limited partners, if any, will receive a limited partnership interest in Moody National Operating Partnership II, LP, in exchange for a contribution of property.

** Moody National REIT II, Inc. is a publicly-registered, non-traded REIT with over 900 shareholders.

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EXHIBIT B
NOTICE ADDRESSES

To Franchisor:

Marriott International, Inc.

10400 Fernwood Road

Bethesda, MD 20817

Attn: Law Department 52/923.27

with a copy to:

Marriott International, Inc.
10400 Fernwood Road
Bethesda, MD 20817
Attn: Global Lodging Services

To Owner:

Moody National Yale-Seattle Holding, LLC

6363 Woodway, Suite 110

Houston, TX 77057

Attn: David Gould

Email: Marriott@moodynational.com

To Franchisee:

MOODY NATIONAL YALE-SEATTLE MT, LLC

6363 Woodway Dr., Suite 110

Houston, TX 77057

Attn: David Gould

Email: Marriott@moodynational.com

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EXHIBIT C
FRANCHISE AGREEMENT

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